SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CACI INTERNATIONAL INC
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October 6, 2016

Dear Fellow Shareholder:

I cordially invite you to attend our 2016 Annual Meeting of Shareholders on November 17, 2016, at 9:30 a.m., local time. The meeting will be held at the Tysons Corner Marriott, 8028 Leesburg Pike, Tysons Corner, VA 22182.

The scheduled matters to be considered and acted on at the meeting are: the election of directors; approval, on a non-binding, advisory basis, of our named executive officers’ compensation; approval of the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan; and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

As a shareholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON Chairman of the Board and Executive Chairman

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

Notice of 2016 Annual Meeting of Shareholders

Location:	Tysons Corner Marriott, 8028 Leesburg Pike, Tysons Corner, VA 22182

Date and Time:	Thursday, November 17, 2016, 9:30 a.m., local time

Items of Business:	(1)	Election of ten nominees named in our proxy statement to our Board of Directors to hold office until the 2017 Annual Meeting or until their respective successors have been elected and qualified;

	(2)	To approve on a non-binding, advisory basis the compensation of our named executive officers;
	(3)	To approve the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan;

	(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017; and

	(5)	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

Record Date:	Shareholders of record as of September 19, 2016 are entitled to vote at the 2016 Annual Meeting of Shareholders.

Attendance:	All shareholders are invited to attend. If you wish to attend the meeting in person, please review the instructions provided under “Attending the Annual Meeting” on page 65 of our proxy statement.

Voting:

We encourage all shareholders to vote on the matters described in our proxy statement by Internet, phone or by using the return envelope if you received a physical copy. For additional instructions on voting your shares, please refer to the instructions under “Annual Meeting Information” on page 63 of our proxy statement. Our proxy statement and annual report are also available at http://investor.shareholder.com/caci/events.cfm.

1100 N. Glebe Road	By Order of the Board of Directors
Arlington, VA 22201 (703) 841-7800 www.caci.com
J. WILLIAM KOEGEL, JR. Secretary October 6, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON NOVEMBER 17, 2016. Proxy materials are first being made available or mailed to our shareholders on or about October 6, 2016.

PROXY SUMMARY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CACI International Inc (the “Company,” “CACI” or sometimes referred to as “we,” “us,” or “our”) to be used at the Company’s Annual Meeting of Shareholders to be held on November 17, 2016 (the “Annual Meeting”).

The summary below highlights the information contained elsewhere in this proxy statement. The summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting

The Annual Meeting will be held on November 17, 2016, at 9:30 a.m., local time, at the Tysons Corner Marriott, 8028 Leesburg Pike, Tysons Corner, VA 22182.

Questions about the Annual Meeting

We encourage you to review “Annual Meeting Information” beginning on page 61 of this proxy statement for answers to common questions on the rules and procedures surrounding the Annual Meeting and the business to be conducted at the Annual Meeting.

Meeting Agenda

	Board Recommendation	Vote Requirement	Page
Election of Directors	FOR each nominee	Majority Cast	53
Advisory Vote on Executive Compensation	FOR	Majority Cast	54
2016 Amended and Restated Incentive Compensation Plan	FOR	Majority Cast	55
Ratification of Ernst & Young LLP	FOR	Majority Cast	60

PROXY SUMMARY

Board Nominees

The following table provides summary information about each director nominee as of September 19, 2016. The Board and the Corporate Governance and Nominating Committee believe that each of our directors brings a strong and unique background and set of skills to the Board, giving the Board the competence and experience necessary to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters.

Nominee	Age	Director Since	Independent	Board Committees
Kenneth Asbury President and Chief Executive Officer, CACI International Inc	61	2013		E
Michael A. Daniels Former Chairman and Chief Executive Officer, Mobile 365, Inc.	70	2013	✓	C, CE, CG, IR, SA
James S. Gilmore, III Former Governor, Commonwealth of Virginia	66	2009	✓	A, CE, C, IR, SA
William L. Jews Former President and Chief Executive Officer of CareFirst, Inc.	64	2013	✓	A, CE, C, IR, SA
Gregory G. Johnson Admiral, U.S. Navy (Ret.); Founder, Snow Ridge Associates	70	2006	✓	C,CE, E, SRA, SA*
J.P. London Executive Chairman and Chairman of the Board, CACI International Inc	79	1981		CE*, E*, IR, SRA, SA
James L. Pavitt President, JLP Associates, LLC	70	2008	✓	A, C, CE, SRA*, SA
Warren R. Phillips Former CFO, Albanian-Macedonia-Bulgarian Oil Pipeline Corp.	75	1974	✓	A*, CG*, E, SRA, SA
Charles P. Revoile Independent Legal and Business Consultant	82	1993	✓	A, C*, CG, E, IR
William S. Wallace General, US Army (Ret.); Former Commander, Fifth U.S. Corps.	69	2009	✓	A, CE, IR*, SRA, SA
A Audit C Compensation CE Culture, Character, Integrity & Ethics	CG Corporate Governance and Nominating E Executive IR Investor Relations	SA Strategic Assessment SRA Security and Risk Assessment * Chair

PROXY SUMMARY

Corporate Governance Practices

We are committed to high standards of corporate governance and have a robust corporate governance program intended to promote the long-term success of our Company. Some highlights of our corporate governance practices are listed below.

Practice	Description	Page
Independence	Board is 80% independent and the Audit, Compensation and Corporate Governance and Nominating Committees are 100% independent.	16
Lead Independent Director	Dr. Phillips was elected to serve as the lead independent director to ensure independent oversight of management.	12
Overboarding Policy	Our Corporate Governance Guidelines ensure that directors are able to dedicate the requisite time and attention to the Board by limiting their affiliations.	5
Board Self-Evaluations	Our Board regularly evaluates its performance through self-evaluations, corporate governance reviews and periodic charter reviews.	17
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.	7
Majority Voting	Directors are elected under a “majority voting” standard.	62
Action by Written Consent	Shareholders may act by written consent.	(1)
Annual “Say-on-Pay”	Our shareholders provide non-binding approval of our named executive officers’ compensation on an annual basis.	54
Stock Ownership Guidelines	We require our executive officers and directors to hold a substantial amount of our stock to ensure their interests are aligned with our shareholders.	40
“Clawback” Policy	We maintain a recoupment policy to ensure we can pursue any “excess” compensation awarded to our executive officers.	39
(1)	See our By-laws located on our website under “Corporate Governance” at www.caci.com.

Executive Compensation

The Compensation Committee believes our executive compensation program should encourage and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. Below is a summary of our named executive officers’ target total direct compensation for fiscal year 2016. For additional information please review “Compensation Discussion & Analysis” on page 21 of this proxy statement.

Name	Base Salary ($)	Annual Incentives ($)	Long-Term Incentives(1) (Equity) ($)	Long-Term Incentives(2) (Cash) ($)
J.P. London	612,000	510,000	900,000	—
Kenneth Asbury(3)	867,000	1,233,000	—	—
John S. Mengucci	591,000	845,000	1,400,000	2,535,000
Thomas A. Mutryn	501,000	440,000	1,100,000	1,320,000
Gregory R. Bradford	368,220	415,000	535,000	—
(1)

In order to receive the target number of shares granted, executive officers are required to attain a minimum one-year EPS threshold, under which no shares will be earned from the grant, and then the shares are earned subject to a three year

PROXY SUMMARY

performance period with the number of shares earned each year determined by calculating the growth or decline from the average stock price over 90 calendar days immediately preceding the grant to the average stock price over 90 calendar days immediately preceding the first, second and third anniversaries of the grant date. Once fully earned the shares vest equally on the third and fourth anniversaries of the grant date.

(2)

Aggregate three-year value at target performance which is established at performance levels that exceed the annual incentive plan. Messrs. Mengucci and Mutryn achieved ten percent (10%) of the first year performance target for the cash-based long term incentives.

(3)

Mr. Asbury received a stock grant upon his hiring in February 2013 in the form of 300,000 time-based Restricted Stock Units and based on the size of this grant and the vesting timeframe, the Compensation Committee determined that Mr. Asbury would not be eligible for annual grants until fiscal year 2017.

Board of directors and Executive Officers

Board of Directors

Director Nomination Procedures

The Corporate Governance and Nominating Committee is responsible for reviewing potential Board nominees to ensure they have the requisite qualifications, expertise and other characteristics for service on the Board and its committees and recommending qualified candidates to the Board for consideration at the Annual Meeting. In accordance with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee evaluates candidates recommended by Board members, management, shareholders or consultants utilizing the following standards:

•	Demonstrated judgement, intelligence and character;
•	Record of substantial business experience relevant to the Company;
•	Ability to represent the interests of our shareholders;
•	Understanding of executive leadership, marketing, finance and corporate strategy;
•	Ability to dedicate sufficient time, energy and attention to the performance of their duties; and
•	Contribution to the range of talent, skill and expertise of the Board.

Any shareholder who wishes to formally nominate a person for election as a director must comply with the advance notice provisions of the Company’s By-laws which are described in this proxy statement under “Annual Meeting Information” on page 63.

Board Composition

In order to determine the appropriate mix of professional experiences, expertise and backgrounds for the Board, the Corporate Governance and Nominating Committee and the Board discuss the Board’s composition throughout the year, and while the Board does not have a formal diversity policy, the Corporate Governance Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Qualifications, Attributes, Skills and Experience

The Board and the Corporate Governance and Nominating Committee believe that our directors bring strong and unique backgrounds, skills and perspective to the Board. As a whole, they believe the Board contains the qualifications, attributes, skills and experience necessary to ensure the Board continues to fulfill its oversight role and evaluate and advise management with respect to a wide variety of matters. The following table summarizes certain key characteristics of our business and the associated qualifications, attributes, skills and experience that the Board believes is represented on our Board.

Qualifications	Business Characteristics
Strong Personal and Professional Ethics, Integrity and Values	We are committed to maintaining the highest level of integrity and ethics in our dealings with our employees, customers, suppliers, shareholders and the public.
Government Services and Information Technology Experience

We generate approximately 94% of our revenues from the federal government and service in government or in senior military positions provides perspective into working constructively with our core customers.

Policymaking Experience in Business, Government, Education or Technology	We operate in a complex business environment and senior leaders bring experience in analyzing, shaping and overseeing the execution of important operation and policy issues.
Public Company Board Experience

We are a public company and experience on other public company boards provides insights into board operations, the relationship between the Board, Chairman and CEO and the Board’s oversight responsibilities.

Financial Expertise	Our business involves complex financial transactions and the Board advises and oversees our capital structure, financing and investment activities, financial reporting and internal controls.
Risk Oversight/Management Experience

We face security risks and operational risks that could materially affect our business and experience understanding and overseeing various risks ensures we have the appropriate policies and procedures in place to effectively manage such risk.

Board Tenure

We believe that Board tenure diversity is important and careful consideration is made to achieve the appropriate balance of experience and fresh perspective. Our Board’s composition allows us to benefit both from the deep Company and industry knowledge of our longer-serving directors and the fresh perspectives brought by our newer directors. The following table outlines the various levels of tenure of the director nominees:

Tenure on Board	Number of Director Nominees
More than 10 years	3
5 – 10 years	4
Less than 5 years	3

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

2016 Nominees for Director

Each of our directors are elected by our shareholders on an annual basis to serve until the next annual meeting or until their respective successors are elected. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten individuals, each of whom is a current director, for election at the Annual Meeting.

Kenneth Asbury, 61 Director since: 2013 Non-Independent	A proven industry leader, Mr. Asbury has extensive experience in business development, including nearly 30 years leading highly successful systems, solutions, and services expansion programs.

Since February 20, 2013, Mr. Asbury has been the President and Chief Executive Officer of CACI International Inc. From May 2011 until February 2013, he was President and Chief Executive Officer of ASRC Federal Holding Company. As President and Chief Executive Officer, Mr. Asbury was responsible for setting the strategic direction of the company’s Federal enterprise and driving growth and development for all of its subsidiaries. In 2011, the company saw an almost 100 percent increase in program capture rate in one year. Prior to that, Mr. Asbury was employed by Lockheed Martin for approximately 27 years where he oversaw Lockheed Martin’s Technical Operations, Mission Services and Civil businesses. As President of the Civil business, Mr. Asbury established five strategic growth campaigns focused on emerging government priorities – healthcare, energy, immigration reform, homeland security, and financial regulatory reform. With this focus, he led the business unit to more than $6 billion in new contract wins, and achieved $3.7 billion in sales in 2009. Mr. Asbury’s tenure for Mission Services also saw increased growth. There, he delivered double-digit sales and achieved a 75 percent new business win rate. The signature new business contracts included a $5 billion project with Special Operations Command and a $1 billion project with NASA. Similarly, Mr. Asbury delivered mission-critical services while overseeing Lockheed’s Technical Operations business. There, he transformed a $500 million internal business into a $1 billion external defense and intelligence operations entity. Under his leadership, the business unit developed, fielded, and operated a new tactical intelligence platform for the Army, the Persistent Threat Detection System. Mr. Asbury served in the U.S. Army Security Agency as a translator/interpreter. He is a graduate of the University of Oklahoma.

Michael A. Daniels, 70 Director since: 2013 Independent	Mr. Daniels brings to the Board extensive executive experience in the technology industry and experience serving as a director of public companies, including software and technology companies.

Mr. Daniels served as Chairman of the Board of Mobile 365, Inc. from May 2005 to November 2006 and served as its Chief Executive Officer from December 2005 to August 2006. Sybase acquired Mobile 365, Inc. in November 2006 and renamed it Sybase 365, Inc. Mr. Daniels was a director of Sybase (NYSE), a publicly-traded global enterprise software and services company, from 2007 until its acquisition by SAP in 2010. From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at Science Applications International Corporation (SAIC), a publicly-traded scientific, technical, and professional services firm, including Sector Vice President from February 1994 to May 2004. Mr. Daniels served as Chairman and Chief Executive Officer of Network Solutions, Inc. (NASDAQ), an internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions. From 2000 to 2001, Mr. Daniels served as a member of the Board of Directors of Verisign (NASDAQ).  From 1997 to 2003, Mr. Daniels served on the Board of Directors of Telcordia Technologies.  From 2007 to 2009, Mr. Daniels served on the Board of Directors of Luna Innovations.  From 2007 to 2013, Mr. Daniels served as Chairman of GlobalLogic.  Mr. Daniels currently serves as Chairman of the Logistics Management Institute, a non-profit consulting firm, and on the Board of Directors of Blackberry (NASDAQ) and Mercury Systems, Inc. (NASDAQ).

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

James S. Gilmore III, 66 Director since: 2009 Independent	Mr. Gilmore brings to the Board an exceptional history of leadership and distinguished service to the nation and particular knowledge and experience in legal, regulatory and governmental affairs.

Mr. Gilmore was the 68th Governor of the Commonwealth of Virginia, serving in that office from 1998 to 2002. Prior to serving as Governor, Mr. Gilmore was the 38th Attorney General of the Commonwealth of Virginia from 1994 to 1997. He was a partner in the law firm of Kelley Drye & Warren LLP from 2002 to 2008, where he served as the Chair of the firm’s Homeland Security Practice Group and where his practice also focused on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed Mr. Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Former Governor Gilmore served as the Chairman of the Republican National Committee from 2001 to 2002. He also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism Involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack.  This panel, also known as the “Gilmore Commission,” was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. Within the last five years, Mr. Gilmore has served as a director of IDT Corporation and a member of the advisory board of Hewlett-Packard Company. He is currently a director of Atlas Air Worldwide Holdings. He also serves as President and CEO of the Free Congress Foundation, an entity that offers bi-partisan conservative solutions to various domestic and national security challenges.

William L. Jews, 64 Director since: 2013 Independent

Mr. Jews is a senior business and healthcare executive with over 25 years’ experience leading organizational growth, completing successful mergers and acquisitions, achieving profit goals, and delivering superior customer service.

Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006. Previously, he served as President and Chief Executive Officer of CareFirst of Maryland, Inc. and Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware. He was formerly President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998. Mr. Jews is a director of The CalAtlantic Group, Inc. and a director of Choice Hotels International, Inc.  In the past five years, Mr. Jews has also served as a director of Fortress International Group, Inc. and the Ryland Group, Inc.

Gregory G. Johnson, 70 Director since: 2006 Independent

As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities.

Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral.  He commanded at every level. He was most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Areas of Responsibility.  He developed substantive policy-level relationships with many of those 91 nations. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was also assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant, first to the Deputy Secretary of Defense and subsequently to the Secretary of Defense (1997 to 2000). Admiral Johnson is active on numerous non-profit boards and serves in several civic and community organizations and institutions.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Dr. J. P. London, 79 Director since: 1981 Chairman of the Board and Executive Chairman

Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to a multi-billion dollar international information solutions and services company. CACI became a Fortune 1000 company in 2006.

Dr. London joined CACI in 1972.  He was appointed President and Chief Executive Officer in 1984 and Chairman of the Board in 1990.  On July 1, 2007, Dr. London was appointed Executive Chairman.  In this position, he oversees strategic initiatives to ensure shareholder value, advance client missions, cultivate key client relationships, and monitor major financial transactions, including CACI’s legacy mergers and acquisitions (M&A) program that Dr. London started in 1992.  He is also at the forefront of sustaining CACI’s public image and professional reputation for integrity. Dr. London’s efforts also focus on the evolution and transformation of defense, intelligence, information technology and network communications.  The founder of modern-era CACI, Dr. London is widely recognized in government and business as a leader in the industry.  He has received numerous national awards during his career for his business and civic accomplishments, including the Association of the U.S. Army’s John W. Dixon award for outstanding contributions to America’s defense and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security.  Dr. London was inducted into the Greater Washington Business Hall of Fame in 2010.  In 2011, he was inducted into the Naval Postgraduate School Hall of Fame in Monterrey, California.  In 2012, he was the Hall of Fame Honoree of the Greater Washington Government Contractor Awards.  In 2013, he received the Nathan Hale Award from the Reserve Officers Association of the United States, the Ellis Island Medal of Honor from the National Ethnic Coalition of Organizations, and was the recipient of the Admiral of the Navy George Dewey Award from the Naval Order of the United States for leadership in the Navy community.  In 2014, Dr. London received the Corporate Leadership Award from TechAmerica and the Semper Fidelis Award, Marine Corps Scholarship Foundation.  In 2016, he received the Lifetime Distinguished Service Award from the Northern Virginia Chamber of Commerce for leadership in helping America’s veterans succeed in business. The HR Leadership Award of Greater Washington also presents the annual Dr. J.P. London Award for Promoting Ethical Behavior named in his honor.  Dr. London serves on the boards of the Friends of the National World War II Memorial, the U.S. Navy Memorial Foundation, the Naval Historical Foundation, and CAUSE (Comfort for America’s Uniformed Services), which serves the needs of wounded military personnel returning from Iraq and Afghanistan.  Dr. London is also a member of the National Military Intelligence Association, the Intelligence and National Security Alliance, the Association of the U.S. Army, the Navy League, the Naval Order of the U.S.A., the American Legion, and the Veterans of Foreign Wars.  Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration conferred “with distinction” from the George Washington University. Dr. London holds the rank of Captain, U.S. Navy (Retired), serving a combined 24 years active and reserve duty as a Naval Aviator and Aeronautical Engineering Duty Officer.

James L. Pavitt, 70 Director since: 2008 Independent

With over 30 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, counterterrorism and intelligence.

As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and a multi-billion dollar budget for human intelligence collection activities and operations.  Mr. Pavitt, as the head of America’s Clandestine Service, led the CIA’s operational response to the attacks of September 11, 2001.   His career at the CIA was multi-faceted and included creating and leading the CIA’s Counterproliferation Division, an entity created to counter the spread of weapons of mass destruction.  He managed and directed intelligence operations against global proliferation networks. From 1990 to 1993, he served as Special Assistant to President George H.W. Bush for International Intelligence Programs.  He is a two-time recipient of the CIA’s Distinguished Intelligence Medal, the CIA Director’s Medal and the Donovan Award.  From 2004 to 2011, Mr. Pavitt served as a Principal of The Scowcroft Group in Washington, D.C., an international strategic business advisory firm, where he currently serves as a Senior Advisor.  He is the President and a Founding Partner of JLP Associates, LLC, providing strategic risk advisory services to a variety of clients.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Dr. Warren R. Phillips, 75 Director since: 1974 Lead Independent Director

In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. He is also recognized as an NACD Board Leadership Fellow.

Dr. Phillips served as the Chief Financial Officer for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the west. From February 2008 through 2009, Dr. Phillips served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produces conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. He is currently the Chairman of the Board of Advanced Blast Protection, Inc. In November 2009, Advanced Blast Protection, Inc. filed a petition pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida.  From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

Charles P. Revoile, 82 Director since: 1993 Independent

As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor.

From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. From 1964 to 1971, Mr. Revoile was counsel to the Communications division of Westinghouse Electric Corporation. From 1961 to 1964, he served as legislative counsel to the National Food Processors Association, representing the industry before Congress and the Executive agencies. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

William S. Wallace, 69 Director since: 2009 Independent	General Wallace brings to the Board a 39-year record of military service and experience.

From 2005 to 2008, General Wallace led more than 50,000 soldiers and civilian employees at 33 Army schools.  He was the architect of the Army’s reorganization in continuation of military operations in Iraq and Afghanistan.  He developed the organizational, technical, and warfighting requirements for the Future Combat Systems and other Army modernization efforts. Prior to this, General Wallace was Commanding General of the Army Combined Arms Center from 2003 to 2005, Ft. Leavenworth, Kansas, where he was responsible for the development of new and emerging Army and Joint doctrine, providing the intellectual foundation for military leadership in the 21st century. As Commander of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom, General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry Division ─ the Army's first "digitized" division that incorporated new C4ISR technologies ─ from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

As of September 19, 2016, the executive officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, Kenneth Asbury, President and Chief Executive Officer, and the following four persons indicated in the table below. Biographical information for Messrs. Asbury and London are provided above under “2016 Nominees for Director” on page 7 of this proxy statement.

Name and Current Position	Previous Experience
John S. Mengucci, 54 Chief Operating Officer and President, U.S. Operations (July 2012 – Present)

Chief Operating Officer for U.S. Operations, February 2012 to June 2012; President, Lockheed Martin Information Systems and Global Solutions - Civil Product Line, 2010-2012; President, Lockheed Martin Information Systems and Global Solutions – Defense 2007-2010.

Thomas A. Mutryn, 62 Executive Vice President, Chief Financial Officer and Treasurer (April 2007 – Present)

Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007; GTSI Corp., Senior Vice President, Finance, and Chief Financial Officer, 2003-2006; U.S. Airways, Inc., Senior Vice President, Finance, and Chief Financial Officer, 1998-2002.

Gregory R. Bradford, 67 Chief Executive, CACI Limited, and President, U.K. Operations (2000 – Present)	Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987-1994; Senior Vice President, 1986-1987; Vice President, 1983-1986.
J. William Koegel, Jr., 62 Executive Vice President, General Counsel & Secretary (March 2014 – Present)	Steptoe & Johnson, 1981-March 2014 (Partner, 1987-March 2014).

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics while promoting long-term shareholder value.

Governance Framework

Structure

The Board is responsible for the oversight of management on behalf of our shareholders and the Board accomplishes this function acting directly and through Board committees. In accordance with the Corporate Governance Guidelines, the Board has eight standing committees: Audit; Compensation; Corporate Governance and Nominating; Culture, Character, Integrity & Ethics; Executive; Investor Relations; Security and Risk Assessment; and Strategic Assessment. This governance structure allows the Board to provide focused advice, insight and oversight in the interests of the Company and our shareholders. The Board and its committees discharge their duties at Board and committee meetings, through telephone contact and other communications with management and others regarding matters of concern and interest to the Company.

corporate Governance

Primary Governance Documents

Our governance structure and processes are based on our key governance documents, which include the following documents which can either be found on our website under “Corporate Governance” at www.caci.com or are available upon written request to CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attention: Investor Relations:

• Amended and Restated Certificate of Incorporation	• Board Committee Charters
• By-laws	• Standards of Ethics and Business Conduct
• Corporate Governance Guidelines	• Director’s Code of Business Ethics and Conduct

The Board reevaluates our policies and practices on an ongoing basis and all of our directors, executive officers and other employees are required to review their applicable code of conduct and certify compliance annually to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. Additional information is provided below regarding key corporate governance and ethics policies and practices that we believe enable us to manage our business in accordance with the highest standards of business ethics and in the best interest of our shareholders.

We intend to disclose any waiver granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer or any amendments to our codes of conduct, in the “Corporate Governance” section of our website within four business days following the date of such amendment or waiver.

corporate Governance

Board of Directors

Board Leadership

The Board is responsible for determining the optimal leadership structure in order to provide independent oversight of senior management and evaluates the Board’s leadership structure on an annual basis. In evaluating its leadership structure, the Board considers our current operating and governance environment, governance best practices and feedback from our shareholders on how the Board can provide effective oversight of senior management on behalf of our shareholders. Based on these considerations, the Board has determined that separate positions for Chairman and CEO, coupled with a Lead Independent Director provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision making as the Chairman focuses on the Board activities while the CEO manages the day to day business. The chart below summarizes the roles and responsibilities of the Executive Chairman and Lead Independent Director:

	J.P. London, Executive Chairman	Warren R. Phillips, Lead Independent Director
Independence:	Non-Independent	Independent
Appointment:	Appointed by Board (Annual)	Appointed by independent directors (Annual)
Presides at Meetings:	Board and Shareholder Meetings	Executive sessions of independent directors and Board meetings when Executive Chairman is absent
Authority to Call Meetings:	Board and Shareholder Meetings	Convenes meetings of independent directors as necessary and appropriate
Schedule, Agendas and Materials:	Prepares Board schedules, agendas and materials based on discussion with all directors and management	Works with Executive Chairman in the development and approval of Board schedules, agendas and materials
Liaison:	Between directors and senior management	Between independent directors and the Executive Chairman
Strategic/Governance Responsibilities:	Consults with senior management on strategic direction and key staffing	Reviews and reports on oversight matters and organizes review of the Company’s annual strategic planning cycle corporate Governance

Committee Membership and Attendance

Directors are expected to attend regular Board meetings, committee meetings and the annual shareholder meeting, in person or, if not possible, via teleconference. All directors attended the 2015 Annual Meeting of Shareholders held on November 19, 2015 and each incumbent director attended at least seventy-five percent of the aggregate of the total number of Board and committee meetings on which the directors served in fiscal year 2016. The Board held 12 meetings during fiscal year 2016. The standing committees of the Board, their membership and the number of meetings for each committee are outlined below.

Name	Audit	Compensation	Corporate Governance and Nominating	Culture, Character, Integrity & Ethics	Executive	Investor Relations	Security and Risk Assessment	Strategic Assessment
Mr. Asbury
Mr. Daniels (I)
Mr. Gilmore (I)
Mr. Jews (I)(A)
Adm. Johnson (I)
Dr. London
Mr. Pavitt (I)
Dr. Phillips (I)
Mr. Revoile (I)
Gen. Wallace (I)
FY 2016 Meetings	7	7	6	2	6	7	4	4

Chairman     Chair                 Member               I – Independent             A – Audit Committee Financial Expert

Pursuant to NYSE requirements, two executive sessions of non-management directors were held during fiscal year 2016.

Committee Responsibilities

The specific roles and responsibilities of the Board’s committees are delineated in written charters adopted by the Board for each committee and are reviewed annually by the Corporate Governance and Nominating Committee in accordance with the Corporate Governance Guidelines. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties. The charters for the Audit, Compensation, Corporate Governance and Nominating and Executive committees are available on our website under “Corporate Governance” at www.caci.com or a print copy of all of the standing committee charters is available upon shareholder request. Below is a summary of the primary responsibilities of each committee.

corporate Governance

Audit

The Audit Committee assists the Board in fulfilling its oversight of (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company's internal control over financial reporting, (iii) the Company’s compliance with applicable legal and regulatory requirements; (iv) the independence and qualifications of the Company’s independent auditor; and (v) the performance of the Company's internal and independent auditors. The Audit Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Appointing, evaluating and overseeing the independent auditor;
•	Reviewing and pre-approving audit and non-audit services and related fees for the independent auditor;
•	Discussing the Company’s audited financial statements and quarterly financial statements with management and the independent auditor;
•

Discussing the process for assessing the effectiveness of internal control over financial reporting and reviewing issues as to the adequacy and effectiveness of the Company’s internal control over financial reporting;

•	Reviewing the annual internal audit plan and any significant internal audit findings;
•	Reviewing and approving all related party transactions; and
•	Reviewing legal and regulatory matters that may have a material impact on the Company’s financial statements.

Compensation

The Compensation Committee assists the Board in overseeing the Company’s compensation policies and practices. The Compensation Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Recommending to the Board the compensation arrangements for the Company’s executive officers and directors;
•	Reviewing and approving the compensation of the chief executive officer;
•	Approving grants of equity compensation to all eligible individuals in the Company’s service;
•	Reviewing and recommending changes in the Company’s fringe benefit programs;
•	Oversight of the Company’s Affirmative Action and Small, Disadvantaged and Minority Subcontracting activities;
•	Preparing an annual report for inclusion in the Company’s proxy statement; and
•

Overseeing and reporting to the Board on the Company's policies concerning compensation, employee award and recognition programs, employee benefits, affirmative action, equal opportunity, expense reimbursement and human resources.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee assists the Board in overseeing the Company’s corporate governance practices. The Corporate Governance and Nominating Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Recommending to the Board the general criteria and qualifications for membership on the Board;
•	Identifying and selecting individuals to be nominated for election to the Board;
•	Recommending the number of directors to be elected each year (within the bounds established by the Company’s By-laws);

corporate Governance

•	Developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto; and
•	Reviewing policies and practices of the Company and monitoring compliance in areas of corporate governance.

Culture, Character, Integrity & Ethics

The Culture, Character, Integrity and Ethics Committee assists the Board in overseeing the Company’s efforts to foster and institutionalize the Company’s culture of character, ethics and integrity and safeguard and advance the Company’s reputation. The Culture, Character, Integrity and Ethics Committee must include at least three independent directors and fulfills its responsibilities by:

•

Assessing whether the Code of Conduct and the Standards of Ethics and the Company’s other internal ethics policies instill appropriate ethical behavior in the Company’s culture, business practices and employees, and making recommendations to the Board concerning the adoption and amendment of these policies;

•

Reviewing the material risks and liabilities relating to the provisions of the Code of Conduct and the Standards of Ethics and the Company’s other internal ethics policies and ensuring that such risks are managed or mitigated as part of the Company’s risk management program;

•	Reviewing the adequacy and effectiveness of the company’s engagement and interaction with its stakeholders; and
•	Reviewing any political and/or lobbying activities performed on behalf of the Company.

Executive

The Executive Committee assists the Board in providing the necessary input and authorization in between full Board meetings, and for identifying those items which merit consideration or action by the entire Board.

Investor Relations

The Investor Relations Committee assists the Board in its oversight of the Company’s investor relations program. The Investor Relations Committee must include at least three independent directors and fulfills its responsibilities by:

•	Reviewing the investor relations program on an annual basis and provide suggestions to management;
•	Reviewing policies and procedures with regard to “guidance” provided by the Company to the investment community; and
•	Reviewing the Company’s shareholder profile.

Security and Risk Assessment

The Security and Risk Assessment Committee assists the Board in its oversight of the Company’s security as well as monitoring the contract and business risks associated with classified and sensitive high-risk work supporting defense, intelligence and international clients. All members of the Security and Risk Assessment Committee must have the requisite security clearances to carry out their responsibilities and at least one member must have experience in cyber security and information technology. The Security and Risk Assessment Committee fulfills its responsibilities by:

•	Overseeing selected classified and sensitive high-risk work that is unprecedented, unusual, or that may otherwise pose particular risks;
•	Assessing business risks concerning classified and sensitive high-risk work from an operating standpoint;

corporate Governance

•	Monitoring risks to the Company’s security by gauging risks related to threats to the Company’s corporate IT systems, personnel, and facilities as well as business operations and reputation; and
•	Ensuring best practices in the areas of risk management and security regarding classified and sensitive high-risk work.

Strategic Assessment

The Strategic Assessment Committee assists the Board in its oversight of (i) the Company’s strategic planning process; (ii) the Company’s future growth; (iii) the Company’s key performance metrics; and (iv) the Company’s shareholder value. The Strategic Assessment Committee must include at least three directors who are experienced in the Company’s business and customer base and fulfills its responsibilities by:

•	Reviewing, monitoring and evaluating the business environment for the Company and the effectiveness of the Company’s strategy and advising on the Company’s strategic planning process;

•	Reviewing the Company’s mergers and acquisitions strategy, business development strategies and the management of its growth strategy;

•	Reviewing key performance metrics used inside and outside the Company to monitor Company performance and recommending the future use of key performance metrics; and

•	Evaluating the “shareholder value proposition.”

Board and Committee Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 11, 2016, the Board affirmatively determined that eight of its ten current members (80%) are independent.  In making the determination, the Board considered the relationships described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are comprised entirely of independent directors.

Annual Board Evaluations

The Board and each of its committees perform an annual evaluation of their performance. The evaluation process is managed by the Corporate Governance and Nominating Committee and specifically focuses on areas for improvement. In order to ensure independence during the evaluation process, the evaluation of the Corporate Governance and Nominating Committee is conducted by the Executive Committee.

Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our risks. The Board regularly reviews information regarding the results of operations and any related trends and other factors contributing to or affecting our results, long-term strategy, financial reporting systems and processes, as well as the risks associated with these aspects of the Company’s business. The Board has also approved a Standards of Ethics and Business Conduct that establishes standards of conduct for employees that are designed to mitigate risks associated with compliance, foster ethical conduct by our employees and protect company assets. We require all employees to receive annual training related to our Standards of Ethics and Business Conduct and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards.

corporate Governance

The Board’s committees are involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees include:

Audit:	Risks related to our tax, accounting, financial reporting systems and processes, and legal and regulatory compliance.
Compensation:	Risks related to our compensation and benefit programs.
Corporate Governance and Nominating:	Risks related to our corporate governance and management.
Culture, Character, Integrity & Ethics:	Risks related to our internal ethics policies, ensuring that such risks are managed or mitigated as part of our risk management program.
Security and Risk Assessment:	Risks related to classified and sensitive high-risk work, supporting defense, intelligence, and international clients, and the performance of personnel, information and industrial security.
Strategic Assessment:	Risks related to our growth initiatives and strategic and operating plans.

Shareholder and Interested Party Communications with Directors

Shareholders and interested parties may communicate directly with the Board or any director or committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: J. William Koegel, Jr., Corporate Secretary. It is our policy to forward directly to the directors all such communications addressed to them and delivered to the Company at the above stated address.

corporate Governance

Certain Relationships and Related Transactions

Related Party Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants, as well as in which greater than 5% shareholders, nominees for director, immediate family members of greater than 5% shareholders and nominees for director, and persons (other than a tenant or employee sharing the household of a director, executive officer, nominee for director, or greater than 5% beneficial owner are participants, to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related-party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Upon review by the Audit Committee, no transactions concerning our directors, executive officers or immediate family members of these individuals require disclosure under Item 404(a).

Compensation Committee Interlocks and Insider Participation

During fiscal year 2016, the members of the Compensation Committee had no relationships with the Company other than their relationships as directors, their entitlement to the receipt of standard compensation as directors and members of certain committees of the Board, and their relationships to the Company as shareholders. During fiscal year 2016, no person serving on the Compensation Committee or on the Board was an executive officer of another entity for which any of our executive officers served on the compensation committee.

SECURITIES OWNERSHIP

Principal Shareholders

The following table provides the latest available information as of September 19, 2016 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
FMR LLC(2)	2,611,903	10.72%
Blackrock, Inc.(3)	2,433,218	9.98%
Dimensional Fund Advisors LP(4)	2,057,605	8.44%
The Vanguard Group, Inc.(5)	1,970,600	8.09%
Vaughan Nelson Investment Management, Inc.(6)	1,390,380	5.70%
(1)	Based on 24,371,914 shares of common stock outstanding as of September 19, 2016, the record date.
(2)

This information is based solely on a Schedule 13G/A filed by FMR LLC on February 12, 2016, and reflects the securities beneficially owned by FMR LLC, certain of its subsidiaries and affiliates and other companies.  According to that Schedule 13G/A, FMR LLC and Abigail P. Johnson each have sole power to dispose of all such shares and the sole power to vote none of the shares. The ownership of one investment company, Fidelity Small Cap Discovery Fund, amounted to 1,600,000 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G/A filed with the SEC by BlackRock on March 10, 2016 on behalf of itself and certain entities under its control. The report states that BlackRock holds sole voting power over 2,380,457 shares and sole dispositive power over all shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

The number of shares beneficially held by Dimensional Fund Advisors LP (Dimensional) is based solely on information in a Schedule 13G/A filed with the SEC by Dimensional on February 9, 2016 on behalf of itself and certain entities under its control. The report states that Dimensional holds sole voting power over 2,037,409 shares and sole dispositive power over all 2,057,605 shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)

The number of shares beneficially held by The Vanguard Group, Inc. (Vanguard) is based solely on information in a Schedule 13G/A filed with the SEC by Vanguard on February 10, 2016 on behalf of itself and certain entities under its control. The report states that Vanguard has sole dispositive power over 1,939,905 shares and shared dispositive power over 30,695 shares. Vanguard also has sole voting power over 30,695 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

The number of shares beneficially held by Vaughan Nelson Investment Management, Inc. (Vaughan Nelson) is based solely on information in a Schedule 13G filed with the SEC by Vaughan Nelson on February 11, 2016 on behalf of itself and certain entities under its control.  The report states that Vaughan Nelson holds sole dispositive power over 1,278,575 and share dispositive power over 111,805 shares.  The address of Vaughan Nelson is 600 Travis Street, Suite 6300, Houston, TX 77002.

SECURITIES OWNERSHIP

Directors and Management

The following table provides information as of September 19, 2016 with respect to beneficial ownership for each executive officer, each director, and for all current executive officers and directors of the Company as a group.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)(3)
J. P. London	78,843	*
Kenneth Asbury	25,264	*
John S. Mengucci	16,927	*
Thomas A. Mutryn	47,523	*
Gregory R. Bradford	39,929	*
J. William Koegel, Jr.	2,570	*
Michael A. Daniels	4,164 (4)	*
James S. Gilmore	11,852(4)	*
William L. Jews	4,164 (4)	*
Gregory G. Johnson	5,117 (4)	*
James L. Pavitt	7,286 (4)	*
Warren R. Phillips	5,660 (4)	*
Charles P. Revoile	30,909(4)	*
William S. Wallace	8,772 (4)	*
All Current Executive Officers and Directors as a Group (14 in number)	280,208	1.15%
(1)

All stock settled stock appreciation rights (SSARs) and stock options exercisable as of September 19, 2016 or within 60 days after that date are treated as exercised for the underlying shares of common stock. All Restricted Stock Units (RSUs) vesting as of September 19, 2016 or within 60 days after that date are treated as vested for the underlying shares of common stock.

(2)	Based on 24,371,914 shares of common stock outstanding as of the September 19, 2016 record date.
(3)

The asterisk (*) denotes that the individual holds less than one percent of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors shown above.

(4)	Includes 308 shares obtainable upon vesting of RSUs within 60 days of September 19, 2016.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors, and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Under the applicable regulations, the reporting person is responsible for making the filing. Ordinarily however, when a reporting person engages in a transaction with the Company, such as the grant of a stock option, RSU, or similar award, Company personnel generate the report on a timely basis for the benefit of the reporting person.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2016, with the exception of Mr. Mutryn who had two late filings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides the principles, objectives, structure, analyses and determinations of the Compensation Committee with respect to the fiscal year 2016 compensation of the following named executive officers (NEOs):

J.P. London, Executive Chairman and Chairman of the Board

Kenneth Asbury, President and Chief Executive Officer

John S. Mengucci, Chief Operating Officer, President of U.S. Operations

Thomas A. Mutryn, Executive Vice President, Chief Financial Officer and Treasurer

Gregory R. Bradford, Chief Executive, CACI Limited, and President, U.K. Operations(1)

The principles, objectives and structure of our fiscal year 2016 executive compensation were established from June through August 2015, when our Compensation Committee traditionally makes executive compensation decisions. The Compensation Committee’s fiscal year 2016 compensation decisions reflect the Company’s performance as well as our executives’ individual performance in the prior fiscal year.

Executive Summary

Who We Are

CACI combines mission understanding, technical expertise, and a commitment to ethics and good character in all we do to serve our customers’ most challenging missions. For over 50 years, we have been dedicated to supporting the critical work our customers perform in delivering services to citizens and defending our country.

We serve intelligence, defense, and federal civilian customers in 11 market areas: Business Systems, Command and Control (C2), Communications, Cyber Security, Enterprise IT, Health, Intelligence Services, Intelligence Systems and Support, Investigation and Litigation Support, Logistics and Material Readiness, and Surveillance and Reconnaissance. Our solutions and services in all of these markets deliver the quality and efficiency customers require to advance their capabilities and complete their missions.

Our Mission

CACI's mission is to be a leader in providing the information solutions and services America needs to defeat global terrorism, secure our homeland and improve government services. We are ever vigilant in aligning our solutions with the nation's highest priorities.

(1)

Mr. Bradford’s salary and annual incentive compensation were paid in Pounds Sterling. The amounts provided in the Compensation Discussion and Analysis were reviewed and determined by the Compensation Committee in U.S. Dollars. The amounts provided in the Summary Compensation Table are based on the average exchange rate during the month such compensation is earned.

ExeCutive Compensation

CACI At-A-Glance

~$4.2 billion annualized revenue	Fortune 1000 Largest Companies in America
Consistently recognized as a top employer of veterans; Veterans represent ~30% of our workforce	A Fortune World’s Most Admired Company in IT Services
Over 20,000 employees; ~63% with security clearances	Character-based culture of ethics, integrity, and operational excellence

Financial Performance Summary

Fiscal Year 2016 Performance

Below are charts outlining our performance over the last three fiscal years along the performance metrics used by the Compensation Committee in determining our NEOs’ compensation. The performance outlined below had a substantial impact on our NEOs’ earned compensation over the course of this period:

ExeCutive Compensation

In fiscal year 2016, we continued executing upon our growth strategy via initiatives focused on delivering long-term value to our customers and shareholders such as:

OUR GROWTH STRATEGY

WINNING NEW BUSINESS

•   Focusing on our customers’ enduring and emerging missions

•   Optimizing business development

•   Selective bidding to increase solutions and fixed price content

DRIVING OPERATIONAL EXCELLENCE

•   Delivering value to customers

•   Efficient, effective, ethical program management

DEPLOYING CAPITAL IN SUPPORT OF FUTURE GROWTH

•   M&A is our number one priority for capital deployment

•   Strategic acquisitions add capabilities, expertise, and customer channels

2015 Say on Pay Vote

DECISION SUPPORT

As the Compensation Committee made its fiscal year 2016 compensation decisions, it considered that a record 98% of the votes cast on the Company’s fiscal year 2015 executive compensation program (the “Say on Pay” proposal) were voted in favor of the “Say on Pay” proposal at the Company’s 2015 Annual Meeting. This was an increase from 2014’s 73% approval rate and 2013’s 79% approval rate. The Company also actively engages with its shareholders to determine views towards the programs and reviews comments from shareholder advisory services.

Pay for Performance Philosophy

The Compensation Committee believes our executive compensation program should incent and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. For example, the annual incentives paid to each of our NEOs vary with performance, including our annual financial results.  Additionally, the NEOs receive two types of long-term incentive plan awards that will result in payouts only if we achieve targeted growth in such measures as stock price performance, earnings per share (“EPS”), net after tax profit (“NATP”) and revenue.

ExeCutive Compensation

Executive Compensation Program Design

The substantial majority of our NEOs’ compensation is directly tied to our performance with short-term and long-term incentives comprising approximately 75% of our NEOs’ total direct compensation (“TDC”). The following is a list of components of our executive compensation program:

Character	Component	Description
Fixed	Base Salary	• Annual fixed portion of NEOs’ TDC designed to attract and retain experienced executives, comprising only approximately 25%(2) of our executives’ total compensation.
At Risk	Annual Incentives	• Cash bonus plan that rewards NEOs for achieving quarterly and annual performance objectives. • EPS; NATP; revenue; return on invested capital (“ROIC”); and new business awards.
Long-Term Incentives

•   Performance-based Restricted Stock Units (“PRSUs”) earned based on achievement of certain performance goals and vesting on the third and fourth grant anniversaries.

•   Cash-based long-term incentive plan (“LTIP”) provides value to the executive only to the extent NATP and revenue significantly outperformed plan over a three-year period.

Performance Assessment

Compensation Committee

The Compensation Committee uses a comprehensive process to continually assess performance, which includes frequent dialogue with management about financial performance relative to our goals and competitors, and assessment of corporate and individual executive accomplishments.

Independent Consultant

The Compensation Committee also asks our independent compensation consultant to assess our pay-for-performance alignment, which includes an analysis of our NEOs’ realizable pay relative to our peer group and an analysis of operational and shareholder returns relative to our peer group.

__________________

(2)

Percentages throughout the CD&A are based on the annualized value of the equity grant Mr. Asbury received upon his hire in February 2013, the size of which was determined at the time to be required to obtain his services. Based upon the size of this grant and the vesting timeframe, the Compensation Committee determined that Mr. Asbury would not be eligible for annual grants until fiscal 2017.

ExeCutive Compensation

Historical Pay for Performance Results

Our pay for performance philosophy is reflected in the compensation that is actually earned by our NEOs over the past three years. The chart below summarizes our performance against the Compensation Committee performance metrics and the impact such performance had on our NEOs’ compensation:

Fiscal Year	Performance	Average Annual Incentive Payouts (Cash)	Long-Term Incentives (Equity)	Long-Term Incentives (Cash)
2016	NATP > Target Revenue > Target EPS > Target ROIC < Target New Business Awards < Threshold UK NATP > Target 1-Year Average Stock Price +18%	111% of Target	118% PRSUs Earned to Date	3% Earned to Date
2015	NATP < Threshold Revenue < Target EPS < Threshold ROIC < Target UK NATP > Target 1-Year Average Stock Price +14% 2-Year Average Stock Price +36%	60% of Target	125% PRSUs Earned to Date	0% Earned to Date
2014	NATP < Target Revenue < Target Gross Margin > Target UK NATP > Target Average Stock Price +7%	77% of Target	107% PRSUs Earned	0% Earned

ExeCutive Compensation

Executive Compensation Practices

We also maintain certain executive compensation practices designed to strengthen the connection between our executives’ interests and the interests of our shareholders. The following chart is a summary of the compensation practices that we employ and prohibit to protect our shareholders’ long-term interests:

What We Do	What We Don’t Do
✓ ~75% of NEO Compensation “At-Risk”	✘ No Excessive Perquisites
✓ 100% of Equity Compensation Performance-Based	✘ No Repricings
✓ Rigorous Stock Ownership Guidelines	✘ No Tax Gross-ups Approved Since 2007
✓ Clawback Policy	✘ No Automatic Single Trigger Equity Vesting on Change of Control
✓ Extended Service-Based Vesting on PRSUs

Compensation Governance, Process and Incentive Decisions

Decision Making

The Decision Makers

The Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Compensation Committee works very closely with its independent consultant and management to examine pay and performance matters throughout the year. The Compensation Committee held seven meetings over the course of fiscal year 2016, and all four quarterly meetings either ended or started with executive sessions without management present. The Compensation Committee’s charter may be accessed through the “Corporate Governance” link found on our website at http://investor.shareholder.com/caci/governance.cfm.

Compensation Committee’s Independent Compensation Consultant

The Compensation Committee retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. During fiscal year 2016, the compensation consultant attended Compensation Committee meetings, met with the Compensation Committee in executive sessions, reviewed and provided recommendations on the components of the company’s executive compensation program and provided compensation advice independent of the company’s management.

FW Cook reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to its engagement by the Committee. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and concluded that their work for the Compensation Committee did not raise any conflicts of interest.

ExeCutive Compensation

Making Decisions

The Compensation Committee has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management.  Strategically, the Compensation Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective program elements.

Administratively, the Compensation Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

The Compensation Committee is responsible for setting the compensation, including incentive and equity-based compensation, of the Company’s executive officers, including NEOs.

The Committee reviews corporate performance each quarter, and assesses progress against each of the incentive plan’s goals. The Committee uses a performance assessment framework to make CEO compensation decisions. For the other NEOs, the Committee, based on input from the CEO, reviews (1) business unit/staff group performance against the objectives set for the fiscal year, and (2) each NEO’s Leadership Assessment based on individual performance with regard to key leadership attributes. The Committee evaluates each NEO’s relative compensation and changes in responsibilities, and considers current pay practices for comparable positions at peer companies. The Committee also considers the CEO’s recommendations, succession planning, retention, and advice of its independent compensation consultant. Finally, before making pay decisions, the Committee reviews the pay mix to ensure that it is competitively positioned and performance-based. The Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, and shareholder feedback.

ExeCutive Compensation

Process

The Compensation Committee followed the process outlined below to determine and assess NEO compensation in fiscal year 2016:

FY 2015/2016

Q4 FY2015 | ending 6/30/2015

•   Established preliminary fiscal year 2016 compensation program design

•   Established preliminary metrics and goals for the fiscal year 2016 annual incentive plan

•   Reviewed total target direct compensation for the NEOs

Q1 FY2016 | ending 9/30/2015

•   Finalized fiscal year 2016 compensation program design

•   Finalized metrics and goals for the fiscal year 2016 annual incentive plan

•   Set total target direct compensation for the NEOs

•   Set the metrics and goals for the PRSUs and LTIP

DETERMINE TDC TARGETS FOR THE NEOs

At the end of fiscal year 2015 and early in fiscal year 2016, the Compensation Committee determined fiscal year 2016 TDC targets for the CEO and each of the other NEOs based on the following process:

•   Leadership Evaluation: The Compensation Committee uses a performance assessment framework to make CEO compensation decisions. For the other NEOs, the Compensation Committee, based on input from the CEO, reviews (1) business unit/staff group performance against the objectives set in fiscal year 2015, and (2) each NEO’s Leadership Assessment based on individual performance with regard to key leadership attributes.

•   Risk-Balancing and Performance: In evaluating the performance of the NEOs, the Compensation Committee seeks to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results and the company’s strategic positioning for future competitive advantage.

•   Market Practices: The Compensation Committee evaluates each NEO’s relative compensation and changes in responsibilities, and considers current pay practices for comparable positions at peer companies.

•   Independent Consultant Recommendation: The Compensation Committee receives input from its independent compensation consultant.

•   Other Factors: For the other NEOs, the Compensation Committee also considers the CEO’s recommendations, succession planning and retention. Finally, before making pay decisions, the Compensation Committee reviews the pay mix to ensure that it is competitively positioned and performance-based.

PROGRAM DESIGN AND GOAL SETTING

In late fiscal year 2015 and early fiscal year 2016, the Compensation Committee finalized the fiscal year 2016 compensation plan, and reviewed and approved the metrics and goals for the annual incentive plan as well as the PRSUs and LTIP.

Q2, Q3, and Q4 FY2016 | ending 12/31/2015, 3/31/2016 and 6/30/2016

•   Review the Company’s performance and assess progress toward objectives

•   Assess progress toward NEO objectives

•   Discuss potential program changes in light of feedback from shareholders, regulatory guidance, and external trends

REVIEW OF PROGRESS AGAINST GOALS

The Compensation Committee reviews corporate performance each quarter, and assesses progress against each of the incentive plan’s goals.  The Compensation Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, and shareholder feedback.

FY 2017	Q1 FY2017 | ending 9/30/2016 • Evaluate and discuss NEO performance • Determine payouts for the NEOs based on achievement of the performance metrics for the annual incentive plan, PRSUs and LTIP
FINAL EVALUATION OF FISCAL YEAR 2016 GOALS At the conclusion of fiscal year 2016, the Compensation Committee reviewed and approved the payouts for the annual incentive plan, PRSU plan and LTIP plan.

ExeCutive Compensation

Assessing Competitive Practice

FW Cook assists the Committee by reviewing comparative market data on compensation practices and programs within the Company’s peer group.

During fiscal year 2016, FW Cook was responsible for providing information on new laws and regulations, general industry compensation practices, and recommendations for director compensation and compensation for management positions under the Committee’s purview, and for performing independent assessments of management recommendations brought before the Committee. FW Cook participated in all meetings of the Committee during the fiscal year.

For fiscal year 2016, peer comparisons were performed against 16 publicly traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Acxiom Corporation	Alliance Data Systems Corporation	Booz Allen Hamilton Holding Corporation	Broadridge Financial Solutions, Inc.
Ciber, Inc.	Cognizant Technology Solutions Corporation	Convergys Corporation	Fidelity National Information Services, Inc.
Fiserv, Inc.	Harris Corporation	Leidos Holdings, Inc.	ManTech International Corporation
MAXIMUS, Inc.	Sykes Enterprises, Inc.	Tetra Tech, Inc.	Unisys Corporation

The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI. No changes were made for fiscal year 2016.

General industry market analysis for NEO and other executive compensation was also performed for the Company by Towers Watson, which did not provide advice or analysis regarding the data provided to the Compensation Committee.

Determining Executive Compensation

Executive Compensation Objectives

Our NEO compensation programs are designed to attract, retain and reward the management talent that we need to maintain and strengthen our position in the industry and to achieve our business objectives.

OUR COMPENSATION PRINCIPLES

Our compensation programs for NEOs are guided by three basic principles:

Link compensation to performance. We believe that compensation levels should reflect performance - both the performance of CACI and the performance of the recipient.

Maintain competitive compensation levels.  We strive to offer programs and levels of compensation that are competitive with those offered by comparable companies in our industry in order to attract, retain and reward our NEOs.

Align management’s interests with those of shareholders.  We seek to implement programs that will retain NEOs and increase long-term shareholder value by providing competitive compensation and granting long-term equity incentive awards each year.

ExeCutive Compensation

Elements of Compensation

	Component	Percentage of TDC[1]	Role
Fixed	Base Salary	16-30%	• To provide a stable, reliable monthly income • Set at levels that should generally comprise a low percentage of total target compensation
At Risk	Annual Incentive Compensation	18-31%

•   To reward the achievement of quarterly and annual financial goals

•   Links compensation to short-term performance since award amounts are determined after each quarter and the fiscal year based on actual results

•   Time horizon: 1 year

	Performance-Based Restricted Stock	38-60%

•   Aligns executive interests with those of shareholders as potential value of awards increases or decreases with stock price

•   Retains executive officers through multi-year vesting

•   Time horizon: 4 years

	Cash-based Long-Term Incentive Plan (LTIP) Awards	0-23%	• To reward achievement of longer-term high growth goals over a three-year performance period • To retain executives through three-year performance period • Time horizon: 3 years
Other	Management Stock Purchase Program	N/A	• Aligns executive interests with those of shareholders • Enables executives to meet their mandated stock ownership requirements
	Other Compensation	N/A

•   To allow executive officers to participate in other employee benefit plans

•   To provide select supplemental benefits that are competitive within the industry

•   To provide opportunity for deferring income taxes on a portion of annual income

[1]	Percentages are based on the individual components described in the “Fiscal 2016 Base Salaries,” “Fiscal 2016 Annual Incentives,” and “Fiscal 2016 Long-Term Incentives” sections below.

ExeCutive Compensation

Fiscal Year 2016 Base Salaries

In July 2015, the Compensation Committee reviewed our NEOs’ base salaries and made certain adjustments to more closely align our NEOs’ base salary to the median of our peer group and to reflect individual performance in fiscal year 2015. In addition, the Company’s overall annual fiscal year 2016 merit increase guidance applicable to all employees was taken into account. The adjustments approved by the Compensation Committee became effective October 1, 2015.

Name	FY2015 Base Salary ($)	FY2016 Base Salary ($)	Percentage Change
J.P. London	600,000	612,000	2.0%
Kenneth Asbury	850,000	867,000	2.0%
John S. Mengucci	560,000	591,000	5.5%
Thomas A. Mutryn	484,000	501,000	3.5%
Gregory R. Bradford	361,000	368,220	2.0%

Fiscal Year 2016 Annual Incentives

Target Annual Incentives

Our annual incentive program is a cash incentive plan designed to motivate our executive officers to achieve pre-established quarterly and annual performance objectives. In establishing target annual incentives for fiscal year 2016, the Compensation Committee reviewed our NEOs’ total target cash compensation relative to our peers and made certain adjustments to more closely align our NEOs’ total target cash compensation to the peer group. The table below shows the fiscal year 2016 NEO target annual incentive levels that were approved by the Compensation Committee in July 2015.

For Mr. Asbury, it was determined that his total cash compensation was significantly below that of the peer group and his annual incentive target merited an increase in order to bring his total target cash compensation in line other CEOs in the peer group. Due to the size of the fiscal year 2016 increase, the Compensation Committee further determined to put the full increase into the annual component of his incentive plan, and to keep his quarterly bonus potential unchanged from fiscal year 2015 ($100,000 per quarter).

Name	FY2015 Target Annual Incentive ($)	FY2016 Target Annual Incentive ($)	FY2016 Percentage of Base Salary	Percentage Change
J.P. London	500,000	510,000	83%	2.0%
Kenneth Asbury	1,000,000	1,233,000	142%	23.3%
John S. Mengucci	800,000	845,000	143%	5.6%
Thomas A. Mutryn	425,000	440,000	88%	3.5%
Gregory R. Bradford	405,000	415,000	113%	2.5%

ExeCutive Compensation

Design

The annual incentive plan has both annual and quarterly components to ensure that executives are focused on performance throughout the fiscal year. These components are described below:

Component	Determination
Annual

Established at the beginning of the fiscal year and may be modified by the Compensation Committee during the fiscal year due to changes in business conditions (e.g., acquisitions, major corporate events, etc.). During fiscal year 2016, no modifications were made.

Quarterly	Established at the beginning of the fiscal year and reviewed at the beginning of each quarter, with each quarter representing 8-10% of the annual incentive program for each NEO.

Fiscal Year 2016 Targets

At the beginning of each fiscal year, the Compensation Committee establishes the performance metrics applicable to the annual and quarterly components of the annual incentive program. The performance metrics are selected to incent the Company’s growth and meet the needs of the Company’s shareholders, and are applied to each executive based on their responsibilities. For fiscal year 2016, the Compensation Committee selected the following performance metrics:

Performance Metric	Purpose
NATP	NATP is the primary indicator of our performance that is controlled by us and is used as the primary incentive metric to ensure our executives’ focus on overall profitability.
Revenue	Revenue is our primary measure of growth which requires expansion of current business and the capture of new business.
New Business Awards	Awards of new contracts by our customers is a measure of organic growth.
EPS	EPS is a measure of profitability that is commonly used by our shareholders in evaluating our performance.
ROIC	ROIC is a measure used to ensure our executives allocate capital efficiently in order to generate returns for our shareholders.
UK NATP	UK NATP is the primary indicator of CACI Limited’s performance.

ExeCutive Compensation

The following is a summary of the performance metrics applicable to each NEO for the annual and quarterly components of the annual incentive program.

	Annual		Quarterly
Name	Metrics	Weight	Metrics	Weight
J.P. London	EPS:	33.3%	NATP:	50%
	ROIC	33.3%	Revenue:	50%
	New Bus. Awards	33.3%
Kenneth Asbury	EPS:	33.3%	NATP:	50%
	ROIC	33.3%	Revenue:	50%
	New Bus. Awards	33.3%
John S. Mengucci	EPS:	33.3%	NATP:	90%
	ROIC	33.3%	Revenue:	10%
	New Bus. Awards	33.3%
Thomas A. Mutryn	EPS:	33.3%	NATP:	90%
	ROIC	33.3%	Revenue:	10%
	New Bus. Awards	33.3%
Gregory R. Bradford	UK NATP:	100%	UK NATP:	100%

2016 Changes

For fiscal year 2016, the Compensation Committee made two key changes to the annual incentive program in an effort to increase the incentive on organic growth:

•   New Business Awards was added as a new metric for most of the NEOs in order to incent a key indicator of annual growth; due to the nature of the CACI Limited business, it was determined that metric would not be applied to Mr. Bradford.

•   The weightings of the quarterly metrics for Mr. Asbury and Dr. London were modified to put more focus on revenue, the primary indicator of organic growth.

In addition, Mr. Mengucci’s annual metrics were changed to include EPS and ROIC due to his role in making and influencing capital allocation decisions and to better align him with other NEOs; Dr. London, Mr. Asbury, and Mr. Mutryn previously had these metrics in their plans for similar reasons. Further, a cap was added to the annual incentive plan; the cap was set at 250% of the Target annual incentive level for each NEO.

After determining the appropriate performance metrics and weights applicable to the annual incentive program, the Compensation Committee establishes the target performance levels for each performance metric at the beginning of the fiscal year. The performance targets for each metric are established based on the Company’s five-year strategic plan, current business environment, review of the competitive market, historical performance against targets and the Company’s desire for growth. As a result, in fiscal year 2016, the performance targets for NATP, EPS, and ROIC were set 3.7% above the Company’s plan, and revenue and new business awards performance targets were set at the planned levels.

Once performance targets are established for each performance metric, the Compensation Committee determines appropriate lower, or “Cut,” threshold levels for each metric and upper, or “Stretch,” threshold levels. For performance below Cut levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated on a straight-line basis. Above Stretch levels for profit metrics only, bonus payouts are calculated as a percentage of the NEOs’ respective metric performance.  Total payment for the annual incentive program is capped at 250% for each NEO.

The ranges between Cut, Target and Stretch levels are based upon multiple factors assessed by the Compensation Committee, including historical ranges and historical performance against Target, Cut, and Stretch metrics. For fiscal year

ExeCutive Compensation

2016, for financial metrics the Compensation Committee approved the Cut thresholds at 94% of Target and Stretch Thresholds at 104% of Target. For the new business awards metric the Compensation Committee approved the Cut threshold at 90% of Target and the Stretch Threshold at 110% of Target; the wider range was approved due to the increased volatility of the metric and historical experience using this metric within the Company’s Business Development organization.

Fiscal Year 2016 Performance

Performance relative to each metric used in calculating our NEOs annual incentive payout is delineated below on an annual basis for fiscal year 2016 (in millions, except EPS and ROIC). Actual results include the impact of acquisitions made during fiscal year 2016.

Annual Metrics	Target	Actual	Result
CACI NATP	$139.0	$142.8	Between Target and Stretch
CACI Revenue	$3,381	$3,744	Above Stretch
CACI New Business Awards	$2,360	$1,530	Below Cut
CACI EPS	$5.60	$5.76	Between Target and Stretch
CACI ROIC	6.30%	6.26%	Between Cut and Target
UK NATP	$12.0	$13.2	Above Stretch

Performance relative to each quarterly metric used in calculating our NEOs’ annual incentive payout is delineated below on a quarterly basis for fiscal year 2016 (in millions). Actual results include the impact of acquisitions made during fiscal year 2016.

		CACI NATP ($)	CACI Revenue ($)	UK NATP ($)
Q1	Target	24.5	795.0	2.3
	Actual	33.8	822.4	2.7
	Result	Above Stretch	Between Target and Stretch	Above Stretch
Q2	Target	32.2	809.0	2.9
	Actual	30.3	830.4	3.7
	Result	Between Cut and Target	Between Target and Stretch	Above Stretch
Q3	Target	33.3	855.0	3.0
	Actual	34.0	977.3	3.4
	Result	Between Target and Stretch	Above Stretch	Above Stretch
Q4	Target	48.9	921.0	3.2
	Actual	43.6	1,113.9	3.5
	Result	Below Cut	Above Stretch	Above Stretch

ExeCutive Compensation

In consideration of the performance outlined above, the table below provides a summary of the annual incentives actually earned by our NEOs. The differences in the payouts as a percentage of target between Dr. London and Mr. Asbury despite them having the same metrics is due to the difference in the weighting of their quarterly incentives (40% for Dr. London and  32% for Mr. Asbury) and the impact of performing above Stretch for the profit metric in Q1, as both received 2.0% of the amount above the Stretch level. The differences in the payouts as a percentage of target between Mr. Mengucci and Mr. Mutryn despite them having the same metrics is due to the impact of performing above Stretch for the profit metric in Q1, as both received 1.5% of the amount above the Stretch level.

Name	Total Target Annual Incentive ($)	Total Earned Annual Incentive ($)	Payout as a Percentage of Target
J.P. London	510,000	566,366	111.1%
Kenneth Asbury	1,233,000	1,187,215	96.3%
John S. Mengucci	845,000	759,003	89.8%
Thomas A. Mutryn	440,000	455,047	103.4%
Gregory R. Bradford	415,000	865,992	208.7%

Fiscal Year 2016 Long-Term Incentives

Performance-Based Restricted Stock Units (PRSUs)

A significant portion of our NEOs’ TDC is granted in the form of PRSUs that are designed to improve shareholder value and contribute to the growth and financial success of the Company. In order to receive any shares granted under the award, the Company must reach a minimum one-year EPS threshold. If the minimum threshold is met, then any earned shares are earned over a three year performance period with the number of shares earned each year adjusted by the percentage growth or decline from the average stock price over 90 calendar days immediately preceding the grant to the average stock price over 90 calendar days immediately preceding the first, second and third anniversaries of the grant date, subject to an overall cap of 200% of target. Once earned, the shares vest ratably on the third and fourth anniversaries of the grant date. Below is a hypothetical example of how PRSUs are earned and vested:

Grant: 3,000 Shares (all earned amounts assume 10% annual stock price growth)
One-Year Trigger	1st Grant Anniversary	2nd Grant Anniversary	3rd Grant Anniversary	4th Grant Anniversary
EPS Target Achieved	1,100 Earned	1,200 Earned	1,300 Earned
			1,800 Vest	1,800 Vest
EPS Target Not Achieved	N/A	N/A	N/A	N/A

The EPS threshold for fiscal year 2016 was set at $4.00. This was based on potential delays from new business awards compared to what was in the fiscal year 2016 plan, which was considered to be a realistic possibility given the dynamics of the government services industry. The Compensation Committee set the fiscal year 2016 threshold at the same level as the fiscal year 2015 threshold because the planned EPS in fiscal year 2016 was also lower than that planned in fiscal year 2015.

During the annual review of the equity program, the Compensation Committee considered other formats, such as stock options, stock appreciation rights, non-performance-based RSUs, performance-based equity that leverages other

ExeCutive Compensation

financial metrics approved within the 2006 Stock Incentive Plan, and performance-based equity based on relative performance metrics against a defined peer group or stock market index. Regarding the use of relative performance metrics, it was determined that the existing and anticipated turnover of companies in the competitive market due to acquisitions, spin-offs, privatization, new public offerings and other similar transactions made the measurement over a three-year period unfeasible at this time. Further, feedback from our investors about the potential usage of a stock market index for a relative measurement received little support.

The Compensation Committee used market data provided by its compensation consultants in order to set the dollar value of equity for the named executive officers. Based on this review, the Compensation Committee made certain adjustments to align our NEOs with the median of our peer group. The increases for Dr. London and Mr. Mengucci were based entirely on changes in the market data. For Mr. Bradford, the $100,000 increase was due to future retention concerns based on the relatively small amount of stock vesting in 2017 and 2018; similar one-time increases were approved for Mr. Mengucci and Mr. Mutryn in fiscal 2014.

Name	2015 Target PRSU Value ($)	2016 Target PRSU Value ($)	Percentage Change
J.P. London	850,000	900,000	5.9%
Kenneth Asbury	—	—	—
John S. Mengucci	1,200,000	1,400,000	16.7%
Thomas A. Mutryn	1,100,000	1,100,000	—
Gregory R. Bradford	435,000	535,000	23.0%

Mr. Asbury received a stock grant upon his hiring in February 2013 in the form of 300,000 time-based RSUs (Restricted Stock Units); while compensation offered to executive officers is generally performance-based it was determined at the time of Mr. Asbury’s hiring that the time-based format was required to obtain his services. Based upon the size of this grant and the vesting timeframe, the Compensation Committee determined that Mr. Asbury would not be eligible for annual grants until fiscal year 2017.

Long-Term Incentive Plan (LTIP) (Cash)

The LTIP is a separate plan, independent of other incentive programs administered by the Compensation Committee.  The LTIP is a cash-based plan, designed to incent long-term growth and profitability, with performance metrics set at very challenging levels. The Compensation Committee selected NATP and revenue as performance metrics for the LTIP, to incent higher levels of long-term growth along these important metrics. Although performance under our annual incentive plan is evaluated along these same metrics, the LTIP targets are set well above the annual incentive plan levels. For fiscal year 2016, NATP was set 6% higher than the annual incentive plan target (a total of 10% above the Company’s plan), and Revenue was set 10% higher than the annual incentive plan target.

The Compensation Committee has sole discretion in selecting participants in the LTIP, with participation intended to be limited to people most able to impact the achievement of the metrics. Among the NEOs, Mr. Mengucci and Mr. Mutryn were selected to participate in the LTIP for fiscal year 2016. At their request, Dr. London and Mr. Asbury were not considered for participation due to their existing incentives.

The cash incentives under the LTIP are distributed at the end of a three-year period, with a third of the value earned on a one-year performance period, a third of the value earned on a cumulative two-year performance period and a

ExeCutive Compensation

third of the value earned on a cumulative three-year performance period that are each established at the time the target award is determined. In order to ensure that our participating NEOs are challenged, the performance required for payouts under the LTIP are set beyond the Stretch levels established under the annual incentive plan.

The Compensation Committee generally sets the LTIP target value for each participant to match their annual incentive plan target bonus level. As the metrics were intended to have a high level of difficulty to achieve, the Compensation Committee determined that market data provided by its compensation consultants did not directly apply to the determination of the bonus potential. For Mr. Mengucci and Mr. Mutryn, the Compensation Committee set their annual bonus potential equal to:

Name	Target Aggregate 3-Year LTIP Value ($)
John S. Mengucci	2,535,000
Thomas A. Mutryn	1,320,000

At the conclusion of each fiscal year after grant, CACI’s performance against the metrics will be measured. If both metrics are achieved, each participant would earn 100% of their LTIP potential for that year. If only NATP or revenue is achieved, only a portion of the LTIP potential would be earned. The performance metrics, weightings and targets for the 2016 performance periods for the 2014 LTIP, 2015 LTIP, and the 2016 LTIP are below (in millions):

Metric	2014 LTIP: FY16 Period Target ($)	2014 LTIP: Metric Weights	2015 LTIP: FY16 Period Target($)	2016 LTIP: FY16 Period Target($)	2015-2016 LTIP: Metric Weights
NATP	209.6	75%	152.4	147.4	90%
Revenue	4,513.0	25%	4,052.0	3,719.0	10%

Fiscal year 2016 performance relative to the 2014 LTIP, 2015 LTIP, and the 2016 LTIP are below (in millions). For both the 2014 and 2015 LTIP plans, performance was below the thresholds and no payments were made. For the 2016 LTIP plan, revenue performance was above the threshold, resulting in 10% of the annual potential earned for each participant.

Metric	FY16 Results ($)	2014 LTIP FY16 Period Payout:	2015 LTIP FY16 Period Payout:	2016 LTIP FY16 Period Payout:
NATP	$142.8	—	—	—
Revenue	$3,744	—	—	10%

Other Compensation Policies and Practices

Benefits and Executive Perquisites

All NEOs are entitled to receive a Company-provided automobile or an allowance to obtain an automobile. The President and Chief Executive Officer, Executive Chairman, Chief Operating Officer and President, U.S. Operations, and

ExeCutive Compensation

the Chief Financial Officer are also eligible for annual financial planning services. These items are fully taxable as ordinary income; no tax gross-up is provided.

In addition, we provide a $25,000 discretionary benefit allowance per calendar year to the President and Chief Executive Officer, and to the Chairman of the Board and Executive Chairman. This allowance can be used for business or personal expenses. All personal benefit received from this allowance is fully taxable as ordinary income; no tax gross-up is provided.

Furthermore, Dr. London has a medical agreement that provides lifetime participation in the Company’s executive medical plan for him and his spouse to the extent permitted by law, with such participation on the same basis that existed just prior to any merger, consolidation, or change in control of the Company.

Executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees. For example, the Company makes matching contributions to our 401(k) plan based on employee contributions, and executives receive the same benefit.

All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Severance and Change in Control Benefits

The Company maintains severance agreements with all NEOs for the purpose of providing those executives with a degree of security and to mitigate concern that they might have regarding their continued employment prior to or following a change in control, thereby allowing the executive to focus their undivided attention to serving the interests of the Company and our shareholders. The Company believes that appropriate severance arrangements are necessary in order to attract and retain these key executives and are an important part of a competitive overall compensation program for the NEOs.

In the event of a change in control, the severance benefits are generally payable only upon a “double trigger,” meaning that severance benefits are triggered when an eligible executive is involuntarily terminated without cause by the Company or resigns for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. We believe this program encourages retention in the face of an actual or potential change in control and aligns executive and shareholder interests. Furthermore, the program allows top executives to review corporate transactions that are in the best interests of our shareholders without concern over whether the transactions may adversely impact the executive’s employment.

Per the terms of his employment agreement, Dr. London is entitled to severance benefits if he voluntarily terminates his employment for any reason within one year of a change in control; this term was negotiated in good faith with Dr. London in 2007 and was part of prior employment agreements, and the Compensation Committee has decided that new employment agreements will contain a “double trigger” provision as outlined in the preceding paragraph.

All stock granted since 2010 has provided for “double trigger” vesting acceleration in the event of a change in control, under which vesting accelerates only upon a change in control and involuntary termination without cause or resignation for good reason.

The following separation terms also apply to the company’s long-term incentive programs:

RSU Grants:

Grant recipients over age 62 as of July 1, 2008 (“grandfathered employees”) who retire at or above age 65 vest in all RSUs upon retirement unless the RSUs are still in the first year of their measurement period, in which case they are forfeited upon retirement. Non-grandfathered executives who retire at age 62 or older vest in a prorated portion of the RSUs based upon their number of months of service after the grant date divided by the full vesting timeframe; the numbers of RSUs received are still subject to the results of the performance conditions. A grantee

ExeCutive Compensation

terminated without cause is entitled to the same treatment as a non-grandfathered executive retiring at age 62 or older. Dr. London is the only grandfathered executive among the executive officers.

LTIP:

In the event of a change in control during the three year performance period, participants will receive payment for bonuses earned for completed fiscal years as well as for the annual bonus potential for the current fiscal year at the time the change in control event is legally consummated and binding (subject to IRS regulations or other laws/regulations).

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section of this proxy statement.

Retirement Plans

The Company offers a non-qualified deferred compensation plan in order to encourage employees to save for their retirement. Eligible employees, which include all NEOs except for Mr. Bradford, may elect to contribute up to 50% of their U.S. base salary and 100% of their U.S. bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in IRC section 401(a)(17) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. No discretionary contributions were made in fiscal year 2016.

Supplemental Executive Retirement Plans (SERP) have been provided to NEOs in the past to offset the loss of benefits from previous employers in order to acquire their services and are, therefore, consistent with the Company’s philosophy of attracting and retaining critical talent. Mr. Mengucci was offered a SERP as part of his employment offer, and it will become effective upon its finalization. The Company provides no other executive a SERP and does not anticipate doing so in the future.

Management Stock Purchase Plan

The Company offers a Management Stock Purchase Plan (MSPP) in order to promote the long-term growth and profitability of the Company by providing executives with incentives to improve shareholder value and to contribute to the growth and financial success of the Company, and enabling executives to meet their mandated stock ownership requirements. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

The MSPP provides for equity ownership in the Company by senior officers by allowing the voluntary deferral of up to 100% of the annual portion of their bonuses into RSUs. All deferred shares are bought at a discount of up to 15%, as determined annually by the Compensation Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Compensation Committee determines.

The amount of the discount to fair market value and matching grant is determined by the Compensation Committee no later than December 31st of the fiscal year in which the bonus is earned (or as otherwise specified in the MSPP for matching awards that qualify under IRC section 162(m)). During fiscal year 2016, the Compensation Committee approved a 15% discount with no matching.

The benefit provided from MSPP purchases for each NEO is listed in column (i) of the Summary Compensation Table.

Stock Ownership Requirements

The Compensation Committee maintains executive stock ownership requirements for its senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. In

ExeCutive Compensation

fiscal year 2016, the Compensation Committee updated the Company’s stock ownership requirements to better align the ownership requirements with the Company’s stock price. The required levels had not been modified since fiscal 2010, and increases to the Company’s stock price since that time resulted in required multiples of salary higher than was the Compensation Committee’s intention.

The amended stock ownership requirements are based on a multiple of the executive’s salary as set forth below and the number of shares required to be held is determined annually based on the 90-day average stock price on July 1. The required multiple for each executive will be reviewed annually by the Compensation Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of the our shareholders.

Based on the revised plan, the amount of shares required to be held by each of our NEOs as of July 1, 2016 and the multiple of each executive’s base salary is below. The Compensation Committee believes these salary multiples are robust and above comparable peer levels.

Name	Share Requirement	Approximate Multiple of Salary as of Measurement Date
J.P. London	48,400	7x
Kenneth Asbury	78,400	8x
John S. Mengucci	45,200	7x
Thomas A. Mutryn	39,000	7x
Gregory R. Bradford	20,800	5x

Until an executive meets the required number of shares, they are limited with respect to the number of shares they are allowed to sell, and are only allowed to sell one-half of the vested RSUs remaining after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting); the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement.

Stockholdings are measured annually as of July 1st to determine compliance with the requirements, which are based upon the prior year’s level plus one-half of all vested restricted stock and/or restricted stock units after taxes are withheld since the prior July 1st. Only fully owned shares count in the measurement; unvested restricted stock and restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

To encourage compliance, a noncompliant senior officer is required to participate in the MSPP with 100% of the annual portion of their annual bonus going toward the purchase of RSUs until such time that they meet the required holding level.

All NEOs are in compliance with their respective stock ownership requirements as of July 1, 2016.

Compensation Clawback Policy

We maintain a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (SOX). The policy covers incentive awards to “officers” (as defined in Section 16 of the Securities and Exchange Act of 1934), and was adopted in fiscal 2010. Under the policy, in the event of a restatement of previously reported financial results, the Compensation Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results.

ExeCutive Compensation

By way of comparison, the clawback imposed by Section 304 of SOX (which applies to CACI) is limited to the CEO and CFO and is based on material noncompliance by the issuer, as a result of misconduct, with any financial reporting obligation under the federal securities laws where such noncompliance requires the issuer to restate its financials. The SOX provision looks back one year and requires the issuer to recover all bonus or incentive-based or equity-based compensation paid to the CEO and CFO (in cases of misconduct). The Securities and Exchange Commission enforces Section 304; there is no private right of action.

The Compensation Committee is monitoring this policy to ensure that it is consistent with applicable laws, including emerging requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Impact of Regulatory Requirements

The Compensation Committee is regularly updated on changes in regulations affecting compensation and how they impact executive compensation. The Compensation Committee considers the requirements when making compensation decisions and ensures that Company compensation plans continue to meet such requirements.

Risk Assessment

The Company has a Chief Risk Officer and among his tasks are attending meetings of the Compensation Committee and performing an annual assessment of the Company’s overall compensation risk profile. The Compensation Committee also engages FW Cook to perform an independent risk assessment of the Company’s executive and non-executive compensation programs.

As a part of these risk assessments, the Chief Risk Officer and FW Cook have made the following findings about CACI’s compensation programs:

•

the Board and the Compensation Committee exercise close oversight over the performance measures utilized by the Annual Incentive Plan and the Long-Term Incentive Plan, which in combination serve to balance short-term and long-term performance requirements, and enhance stockholder value;

•

the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company while also supporting the goals established for the long-term incentive plan;

•	the balance of total compensation is more heavily weighted to long-term incentives, and increasing the stock price over the long-term provides the maximum incentive value; and
•

the Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation.  For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.

Based on these analyses, the Compensation Committee believes that the compensation programs are appropriately structured to support a low risk profile and do not encourage inappropriate or excessive risk-taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2016. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2016 be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Charles P. Revoile, Chair

Michael A. Daniels

James S. Gilmore III

William L. Jews

Gregory G. Johnson

James L. Pavitt

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal years 2016, 2015 and 2014. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid executive officers, including amounts deferred at an Executive Officer’s election.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
J.P. London Chairman of the Board and Executive Chairman	2016	609,000	—	899,796	566,465	182,583	2,257,844
	2015	598,041	—	742,066	208,322	182,094	1,730,523
	2014	576,495	—	780,393	264,456	99,249	1,720,593
Kenneth Asbury President and Chief Executive Officer	2016	862,750	—	—	1,187,215	102,194	2,152,159
	2015	835,417	—	—	418,361	75,157	1,328,935
	2014	675,000	—	—	461,862	64,981	1,201,843
John S. Mengucci Chief Operating Officer, President of U.S. Operations	2016	583,250	—	1,400,025	843,503	135,261	2,962,039
	2015	557,750	—	1,048,043	310,857	72,993	1,989,643
	2014	533,000	—	1,540,421	354,353	54,419	2,482,193
Thomas A. Mutryn Executive Vice President, Chief Financial Officer and Treasurer	2016	496,750	—	1,100,349	499,047	114,475	2,210,621
	2015	482,065	—	980,826	177,803	101,901	1,722,595
	2014	460,782	—	1,540,421	221,930	102,939	2,326,072
Gregory R. Bradford(6) Chief Executive, CACI Limited, President, U.K. Operations	2016	345,014	—	534,806	872,967	102,475	1,855,262
	2015	359,468	—	379,612	789,431	150,582	1,679,093
	2014	353,144	—	435,653	934,478	105,244	1,828,519
(1)	Amounts reported in the Salary column represent base salary earned in fiscal years 2016, 2015 or 2014.
(2)	The company did not make any non-performance based bonus payments to any NEOs in fiscal years 2016, 2015, or 2014.
(3)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of each restricted stock unit granted during such year, as computed in accordance with ASC 718. See Note 21 of the Company’s audited financial statements for the fiscal year ended June 30, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 24, 2016. RSUs awarded to all NEOs during fiscal years 2014 - 2016, were in the form of performance-based RSUs. The grant date fair value of these awards was calculated using the Monte Carlo simulation method. Based on the Company’s performance during the year ended June 30, 2016 and the Company’s stock price for the 90 day period ended September 18, 2016 as compared to the stock price for the 90 day period ended September 18, 2015, the award is currently at 118% of the target award; if we achieve maximum performance conditions for this grant (100% increase in average stock price at grant), then the cash value of the resulting awards would be 420% of the amounts shown in the table.  Based on the Company's performance during the year ended June 30, 2015 and the Company's stock price for the 90 day period ended September 23, 2016 and September 23, 2015 as compared to the stock price for the 90 day period ended September 23, 2014, the award is currently at 125% of the target award; if we achieve maximum performance conditions for this grant (100% increase in average stock price at grant), then the cash value of the resulting awards would be 344% of the amounts shown in the table. Based on the Company's performance during the year ended June 30, 2014 and the Company's stock price for the 90 day period ended September 13, 2014 as compared to the stock price for the 90 day period ended September 13, 2013, the final award was at 84.0% of the target award. Such actual award number of units is reflected in the Outstanding Equity Awards at Fiscal Year-End table.

(4)

Amounts reported in the Non-Equity Incentive Plan Compensation column represent performance-based incentive compensation earned in fiscal years 2016, 2015 or 2014. Mr. Mengucci's and Mr. Mutryn's Non-Equity Incentive Plan Compensation includes amounts earned under the LTIP that will be paid in August 2018.

COMPENSATION TABLES

(5)	The table below describes the elements included in All Other Compensation:

Name	Non-Qualified Deferred Compensation Contribution(a) ($)	Vacation Sold Back to Company(b) ($)	Long-Term Care Premiums(c) ($)	401(K) Match(d) ($)	MSPP Discount(e) ($)	Perquisites(f) ($)	Other(g)
Dr. London	39,391	73,851	5,321	7,950	—	56,070	—
Mr. Asbury	64,372	—	3,622	7,950	—	26,250	—
Mr. Mengucci	42,786	51,494	1,989	7,950	—	31,042	—
Mr. Mutryn	28,066	57,586	2,938	7,950	969	16,966	—
Mr. Bradford	—	—	4,170	7,914	—	19,583	70,808
(a)

Except for Mr. Bradford, who receives cash in lieu of eligibility under the plan, these amounts represent the Company’s contribution, net of forfeitures, of 5% on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually.

(b)	Represents cash-out of vacation accrual balance.
(c)	Represents premiums paid by the Company for a long-term care insurance policy.
(d)	50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match);
(e)	Value of discount granted under the Company’s Management Stock Purchase Plan by giving a discount on the stock price at the grant date (15% for fiscal year 2016).
(f)

For Dr. London includes a perquisite allowance of $25,000, tax and investment services of $18,320 and automobile expenses of $12,750; For Mr. Asbury includes a perquisite allowance of $10,000, automobile expenses of $9,840 and spousal travel of $6,410; For Mr. Mengucci includes tax and investment services of $25,960 and automobile expenses of $5,082; For Mr. Mutryn includes automobile expenses of $16,966, For Mr. Bradford, automobile expenses of $19,583.

(g)	Represents $68,979 received in lieu of payments pursuant to the Non-Qualified Deferred Compensation Plan and $1,829 in payments under the United Kingdom Pension Plan.
(6)	Mr. Bradford’s compensation is paid in Pounds Sterling (GBP). The conversion to U.S. dollars is based on the average exchange rate in the month earned.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)(3)	Target ($)	Maximum ($)	and Option Awards ($)(4)
Dr. London
Bonus	N/A	140,300	510,000	816,000	—	—	—	—
Performance RSUs	9/18/2015		—	—	—	11,710	23,420	899,796
Mr. Asbury(5)
Bonus	N/A	339,100	1,233,000	1,972,800	—	—	—	—
Performance RSUs	N/A	—	—	—	—	—	—	—
Mr. Mengucci
Bonus	N/A	232,400	845,000	1,352,000	—	—	—	—
Performance RSUs	9/18/2015	—	—	—	—	18,220	36,440	1,400,025
Mr. Mutryn
Bonus	N/A	121,000	440,000	704,000	—	—	—	—
Performance RSUs	9/18/2015	—	—	—	—	14,320	28,640	1,100,349
Mr. Bradford
Bonus	N/A	157,297	442,764	570,939	—	—	—	—
Performance RSUs	9/18/2015	—	—	—	—	6,960	13,920	534,806
(1)

These amounts represent potential payouts under the 2016 incentive plan. The Maximum amount in column represents the bonus amount for each NEO at Stretch.  For performance above Stretch, NEOs are entitled to additional bonus payouts calculated as a percentage of the Company's NATP above Stretch.  Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These amounts represent performance-based RSU grants to NEOs in fiscal year 2016.
(3)	There are no threshold performance levels under the Company’s annual incentive compensation as described in the Compensation Discussion and Analysis.

COMPENSATION TABLES

(4)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2016 determined pursuant to ASC 718.
(5)	Mr. Asbury was not awarded any performance-based RSU grants during fiscal year 2016.

Outstanding Equity Awards Fiscal Year-End

			Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Exercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. London	9/13/2013	—	—	—	—	11,491	(2)	1,038,901	—	—
	9/23/2014	—	—	—	—	12,099	(3)	1,093,871	3,460	312,819
	9/18/2015	—	—	—	—	12,412	(4)	1,122,169	7,807	705,831
Mr. Asbury	2/23/2013	—	—	—	—	200,000	(5)	18,082,000	—	—
Mr. Mengucci	2/27/2012	—	—	—	—	16,628	(6)	1,503,337	—	—
	9/13/2013	—	—	—	—	22,682	(2)	2,050,680	—	—
	9/23/2014	—	—	—	—	17,087	(3)	1,544,836	4,888	441,879
	9/18/2015	—	—	—	—	19,312	(4)	1,745,998	12,147	1,098,210
Mr. Mutryn	9/13/2013	—	—	—	—	22,682	(2)	2,050,680	—	—
	9/23/2014	—	—	—	—	15,666	(3)	1,416,363	4,480	405,037
	9/18/2015	—	—	—	—	15,178	(4)	1,372,243	9,547	863,144
Mr. Bradford	9/13/2013	—	—	—	—	6,415	(2)	579,980	—	—
	9/23/2014	—	—	—	—	6,189	(3)	559,547	1,770	160,026
	9/18/2015	—	—	—	—	7,377	(4)	666,955	4,640	419,502
(1)	Based on the $90.41 closing price of the Company's stock on June 30, 2016.
(2)

Stock awards granted on September 13, 2013 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2014 and the Company's stock price for the 90 day period ended September 13, 2014 as compared to the 90 day period ended September 13, 2013. The amounts in this column reflect the actual number of shares earned.  The stock awards vest as follows:  50% on September 1, 2016 and 50% on September 1, 2017.

(3)

Stock awards granted on September 23, 2014 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2015 and the Company's stock price for the 90 day periods ended September 23, 2015. September 23, 2016, and September 23, 2017 as compared to the 90 day period ended September 23, 2014. The amounts in this column reflect the number of shares earned through September 23, 2016; the actual number of shares earned will be determined after September 23, 2017.  The stock awards vest as follows:  50% on September 23, 2017 and 50% on September 1, 2018.

(4)

Stock awards granted on September 18, 2015 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2016 and the Company's stock price for the 90 day period ended September 18, 2016, September 18, 2017, and September 18, 2018 as compared to the 90 day period ended September 18, 2015. The amounts in this column reflect the actual number of shares earned through September 18, 2016; the actual number of shares earned will be determined after September 18, 2018. The stock awards vest as follows:  50% on September 18, 2018 and 50% on September 18, 2019.

(5)	Stock awards granted on February 20, 2013 that have not vested as of June 30, 2016 vest as follows: 100,000 shares on February 20, 2017, and 100,000 shares on February 20, 2018.
(6)

Stock awards granted on February 27, 2012, that had not vested as of June 30, 2016 vest as follows: 50% on February 26, 2017; 10% on February 26, 2018; 10% on February 26, 2019; 10% on February 26, 2020; 10% on February 26, 2021; and 10% on February 26, 2022.

COMPENSATION TABLES

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dr. London	—	—	6,822	516,835
Mr. Asbury	—	—	100,000	9,323,000
Mr. Mengucci	—	—	—	—
Mr. Mutryn	3,200	186,656	10,738	818,756
Mr. Bradford	—	—	3,804	288,191
(1)

These amounts are equal to the difference between the sales price of our common stock on the NYSE on the exercise date and the exercise price multiplied by the number of shares underlying the exercised option or stock settled stock appreciation right.

(2)	These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Dr. London	3,579	39,391	117,009	—	6,621,876
Mr. Asbury	6,251	64,372	8,942	—	198,926
Mr. Mengucci	48,240	42,786	4,530	—	223,409
Mr. Mutryn	35,254	28,066	27,788	—	805,834
Mr. Bradford	—	—	46,316	—	2,359,055
(1)	Executive contributions are included in the Salary, Bonus, and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.
(3)	No amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.
(4)

Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of Company contributions). The amounts previously reported as executive and Company contributions were as follows: (i) Dr. London, $1,526,553 and $834,095; (ii) Mr. Asbury, $11,581 and $104,866 (iii) Mr. Mengucci, $64,159 and $60,831; (iv) Mr. Mutryn, $298,844 and $271,401; (v) Mr. Bradford, $958,780 and $286,530.

Severance Agreements

The term of each NEO’s severance agreement is one year with automatic one-year extensions thereafter (except for the agreement provided to the President and Chief Executive Officer which is three years with automatic one-year extensions thereafter), unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to the executive. In the event the Company provides such notice to the executive, agreements expire by their terms at the end of the full term year that begins on the next July 1st following the date such notice is received by the executive officer.

Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice, and pay any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs.

COMPENSATION TABLES

In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. Further, for unvested stock grants made since September 1, 2013, the terms of the grant agreements entitle the recipient to receive a prorated portion of the unvested stock based upon the number of full months of service divided by the total vesting timeframe. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment.

In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control). Further, the terms of the grant agreements entitle the recipient to receive their unvested stock. In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

The table below delineates the benefits upon a separation for each NEO in fiscal year 2016 under the scenarios as described above:

	London	Asbury	Mutryn	Mengucci	Bradford
Salary Multiple: Termination for Good Reason or Involuntary Termination Without Cause	1.5x	2x	1x	1x	1x
Salary Multiple Upon Change in Control and Voluntary Termination for Good Reason or Involuntary Termination Without Cause	3x	2x	2x	2x	2x
Bonus Multiple Upon Change in Control and Voluntary Termination for Good Reason or Involuntary Termination Without Cause (average annual payment for last five years)	2x	2x	1.5x	1.5x	1x

The agreements for Dr. London, Mr. Mutryn, and Mr. Bradford include partial protection against excise taxes payable under IRC section 280G in the event of termination only after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000). Since these agreements were put in place in 2007, the Compensation Committee decided not to include this term in any new agreements, and it is therefore not included in the agreements with other executive officers.

The agreements also restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

No changes to existing agreements were made during fiscal year 2016.

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

COMPENSATION TABLES

Potential Payments on Termination or Change in Control

The table below reflects the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2016 and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Name	Total Cash Severance(2)	Value of Continuation of Benefits(3)	Value of Employee Non-qualified Retirement Contributions(4)	Value of Company Non-qualified Retirement Contributions(5)	Value of Unvested Equity Awards(6)	Value of 280G Excise Tax Partial Protection(7)	Total
Separation Payment in event of Voluntary Termination or Retirement(1)
Dr. London	—	176,582	5,738,910	875,016	2,330,081	N/A	9,120,590
Mr. Asbury	—	—	20,504	80,133	—	N/A	100,636
Mr. Mengucci	—	—	95,285	89,353	—	N/A	184,638
Mr. Mutryn	—	—	506,122	296,552	2,344,241	N/A	3,141,309
Mr. Bradford	—	—	2,072,525	286,530	790,545	N/A	3,149,600
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company(1)
Dr. London	918,000	176,582	5,738,910	875,016	2,330,081	N/A	10,038,590
Mr. Asbury	1,734,000	20,506	20,504	80,133	18,082,000	N/A	19,937,142
Mr. Mengucci	591,000	9,813	95,285	89,353	3,123,756	N/A	3,909,207
Mr. Mutryn	501,000	20,146	506,122	296,552	2,334,241	N/A	3,668,061
Mr. Bradford	368,220	—	2,072,525	286,530	790,545	N/A	3,517,820
Separation Payment following a Change in Control(1)
Dr. London	3,168,371	176,582	5,738,910	875,016	5,033,215	—	14,992,095
Mr. Asbury	3,187,275	20,506	20,504	160,266	27,123,000	N/A	30,511,550
Mr. Mengucci	4,250,779	9,813	95,285	119,137	9,499,379	N/A	11,638,393
Mr. Mutryn	2,885,345	20,146	506,122	296,552	4,493,015	—	8,201,180
Mr. Bradford	2,406,675	—	2,072,525	286,530	2,798,642	—	7,564,371
(1)

Assumes that the executive officer resigned for “good reason” or was terminated without cause within one year of a change in control. Dr. London is entitled to this payment if he voluntarily terminates his employment for any reason within one year of a change in control.

(2)

For the Separation Payment following a Change in Control, includes incentive plan amounts earned but not yet paid for fiscal year 2016. For Mr. Mengucci and Mr. Mutryn, this also includes the annual bonus potential for the 2014, 2015 and 2016 LTIP, in accordance with the terms of those plans.

(3)

Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Asbury, Mengucci, and Mutryn are entitled to receive continuation of health benefits following the date of separation for reasons other than voluntary termination or retirement. For Dr. London, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Asbury, Mengucci, and Mutryn, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment. Mr. Bradford is not entitled to continued benefits under his severance agreement.

(4)	Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.

(5)	Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination.

(6)

Based on the number of RSUs that would vest multiplied by the closing price per share of the Company’s common stock as of June 30, 2016. All equity awards to executive officers would vest upon separation in connection with a change in control. For the performance-based grants made in September 2014 and September 2015, the maximum number of RSUs would result upon a change in control. Mr. Mutryn would also receive the value of cash contributed to the MSPP plus interest upon a voluntary termination or retirement.

(7)

As described above under “Employment and Severance Agreements,” certain executive officers are entitled to partial protection against IRC section 280G excise taxes in the event of termination after a change in control. Specifically, their severance agreements provide for a one-time payment to the executive equal to the lesser of two-thirds of the excise tax to the executive and $500,000. Based on the assumptions used in the preparation of the table, no payments would be due to the executives under this termination scenario.

Director Compensation

Summary

Each non-employee director is compensated according to the following arrangements for his service as a director, including participation in meetings of the full Board and the committee(s) of which he is a member:

Equity Compensation (Members)	Annual Retainer(1)
Board	$120,000

Cash Compensation (Chairs)*	Annual Retainer
Lead Independent Director	$60,000
Audit	$10,000
Compensation	$10,000
Corporate Governance and Nominating	$10,000
Culture, Character, Integrity, and Ethics	$4,000
Executive(3)	N/A
Investor Relations	$4,000
Security and Risk Assessment	$10,000
Strategic Assessment	$4,000
* In addition to amounts received as member
Cash Compensation (Members)	Base(2)	Additional In-person Meetings	Additional Teleconference Meetings
Board	$65,000	$2,000	$500
Audit	$10,000	$1,500	$500
Compensation	$10,000	$1,500	$500
Corporate Governance and Nominating	$10,000	$1,500	$500
Culture, Character, Integrity, and Ethics	$6,000	$1,500	$500
Executive(3)	N/A	$1,500	N/A
Investor Relations	$6,000	$1,500	$500
Security and Risk Assessment	$6,000	$750	$500
Strategic Assessment	$6,000	$1,500	$500
(1)

Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Shareholders at which time such election occurs, based on the closing price per share of the Company’s common stock on that date. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent of their annual retainer, with such election to be made prior to the commencement of the effective calendar year. The number of issued RSUs is based on the fair market value of the stock on the date of purchase.

(2)	The base number of meetings for the Board and each applicable committee is up to 4 meetings per Fiscal Year.
(3)	Members of the Executive Committee are compensated on a per meeting basis.

Dr. London and Mr. Asbury received no separate compensation for their service as directors, except that they were eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its committees, such as when meetings were conducted at offsite locations.

DIRECTOR COMPENSATION

The following table summarizes the compensation information for fiscal year 2016 for each of our non-employee directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation	All Other Compensation ($)	Total ($)
Michael A. Daniels	117,250	120,023	—	—	—	—	237,273
James S. Gilmore III	104,750	120,023	—	—	—	—	224,773
William L. Jews	108,750	120,023	—	—	—	—	228,773
Gregory G. Johnson	115,750	120,023	—	—	—	—	235,773
James L. Pavitt	113,750	120,023	—	—	—	—	233,773
Warren R. Phillips	190,750	120,023	—	—	—	—	310,773
Charles P. Revoile	136,900	120,023	—	—	—	—	256,923
William S. Wallace	106,750	120,023	—	—	—	—	226,773
(1)

The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2016 under the terms of the Company's 2006 Stock Incentive Plan. The grant date fair value per share is the closing price for the Company's stock on the November 19, 2015 grant date ($97.58).  For fiscal year 2016, the Company awarded 1,230 RSUs to Directors Daniels, Gilmore, Jews, Johnson, Pavitt, Phillips, Revoile, and Wallace with a grant date fair value of $120,023 each. The outstanding number of RSUs awarded to each director as of June 30, 2016 was as follows: Daniels, 615; Gilmore, 615; Jews, 615; Johnson, 615; Pavitt, 615; Phillips, 615; Revoile, 615; Wallace, 615.

Director Stock Ownership Guidelines

The Committee has also adopted stock ownership requirements for outside members of the Board to align the interest of shareholders and directors. The requirement is based on five times the value of their Annual Retainer, converted annually to a whole number of shares based on the 90-day average price of CACI stock. Stockholdings are measured annually as of December 1st to determine compliance with the plan. The requirement is based upon the prior year’s level plus one-half of all vested restricted stock units. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. The penalty for non-compliance is that the Director is required to participate in the DSPP with 100 percent of his earned Annual Retainer and committee fees going toward the quarterly purchase of CACI stock, until such time as he meets the required holding level.

For the compliance checkpoint on December 1, 2015, this requirement translated into a requirement to hold 3,275 fully owned shares. The required ownership level will continue to be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the outside directors with those of the Company’s shareholders. Until the Director holds the required number of shares, he is limited with respect to the number of shares he is allowed to sell, and is only allowed to sell one-half of vested RSUs for the purpose of covering the tax burden caused by the vesting; the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement. All outside directors currently meet their required stock ownership requirement.

Equity Compensation Plan Information

The following table provides additional information as of June 30, 2016 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	875,247(2)	— (3)	3,494,583(4)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	875,247	—	3,494,583
(1)

The equity compensation plans approved by the shareholders of the Company are the 2006 Stock Incentive Plan (the 2006 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP). Under the terms of the 2006 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, restricted stock units (RSUs) and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85% of the fair market price of the Company common stock in lieu of up to 100% of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95% of the fair market value of a share of common stock on the last day of the quarter.

(2)

The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2016 is as follows: 2006 Plan, 873,854; the DSPP,0; and the MSPP, 1,393.

(3)

As of June 30, 2016, all stock options and SSARS are fully vested and exercised. The weighted-average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP and the 2006 Plan.

(4)

The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2016 is as follows: 2006 Plan, 2,900,036; the DSPP, 69,767; the MSPP, 346,486; and the ESPP, 178,294.

AUDIT INFORMATION

Principal Accounting Fees and Services

The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2016 and June 30, 2015.

	2016 ($)	2015 ($)
Audit Fees(1)	2,299,810	1,775,250
Audit-Related Fees(2)	812,532	206,799
Tax Fees(3)	311,703	191,353
Other Fees(4)	—	—
Total Fees	3,424,045	2,173,401
(1)

Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings and audit procedures related to purchase accounting.

(2)

Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	Other fees are fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. The Pre-Approval Policy is set forth on the Corporate Governance page of our website at www.caci.com.

AUDIT INFORMATION

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2016

In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Securities and Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:

1.

It has reviewed and discussed the Company’s audited financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting;

2.

It has discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees;

3.

It has received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent auditors any matters affecting their independence; and

4.

Based on the review and discussions described in subparagraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Warren R. Phillips, Chair

James S. Gilmore III

William L. Jews

James L. Pavitt

Charles P. Revoile

William S. Wallace

MANAGEMENT PROPOSALS

Proposal 1	Election of Directors

In accordance with the Company’s By-laws and Guidelines, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten persons for reelection to serve as members of the Board until the next Annual Meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal:

Nominees

J.P. London	Michael A. Daniels
James S. Gilmore III	Charles P. Revoile
Gregory G. Johnson	William Scott Wallace
James L. Pavitt	William L. Jews
Warren R. Phillips	Ken Asbury(1)
(1)

Under his employment agreement, if Mr. Asbury no longer serves as Chief Executive Officer of the Company, terminates his employment for any reason or provides notice to the Company regarding such a termination, he would resign from the Board.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the ten nominees listed above. In the event that any nominee becomes unavailable or unwilling to serve a as member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

You can find more information about the leadership skills and other experiences that caused the Corporate Governance and Nominating Committee and the Board to determine these nominees should serve as directors under “Board of Directors” on page 5 of this proxy statement.  Information about are nominating procedures and other corporate governance maters can be found under “Corporate Governance” on page 11 of this proxy statement.

Required Vote

A majority of the votes properly cast for a director nominee is sufficient to elect such director. Broker non-votes will not be counted in evaluating the results of the vote. Under current NYSE interpretations, abstentions will be counted as votes cast and thus an abstention will have the effect of a vote against a director nominee.

The election of directors is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on the election of directors without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the above mentioned nominees.

MANAGEMENT PROPOSALS

Proposal 2	Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the Compensation Discussion and Analysis beginning on page 22, compensation tables and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Our Board and our Compensation Committee value the opinions of our shareholders. At the 2015 Annual Meeting of Shareholders, our shareholders approved our fiscal year 2015 named executive officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures contained in the definitive proxy statement for our 2015 Annual Meeting of Shareholders. Our shareholders approved the resolution on executive compensation with over 98% of shares being cast in favor of our executive compensation. Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Required Vote

On this non-binding matter, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Broker non-votes will not be counted as votes cast, but under current NYSE interpretations, abstentions will be counted as votes cast and thus an abstention will have the effect of a vote against the proposal.

Shareholder’s advisory vote on executive compensation is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on executive compensation without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

MANAGEMENT PROPOSALS

Proposal 3	Approval of the 2016 Amended and Restated Incentive Compensation Plan

On September 20, 2016, the Compensation Committee approved an amendment and restatement (the “2016 Amendment”) of the CACI International Inc 2006 Stock Incentive Plan (the “Plan”) which was originally adopted by the Board on August 16, 2006 and was approved by shareholders at the 2006 Annual Meeting and was subsequently amended and restated with approval of the shareholders in 2008, 2009 and 2011.

Proposed Amendments to the Plan

The primary purposes of the 2016 Amendment are to:

•	Extend the term of the Plan for an additional ten year period following shareholder approval of the 2016 Amendment;

•

Reset the number of shares of Common Stock available for grant under the Plan to a total of 1,200,000 shares as of the Effective Date of the 2016 Amendment, all of which would be available to grant in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock (“Full Value Awards”). The effect of such amendment will be to allow for an additional 900,000 shares to be issued in the form of Full Value Awards while reducing the total shares available for grant under the Plan by approximately 1,700,000 shares;

•	Limit potential awards to non-employee directors under the Plan; and

•	Allow for cash-based awards under the Plan.

In addition, the 2016 Amendment makes certain additional clarifying and other changes to the terms of the Plan. The Board believes that the 2016 Amendment, including the authority to grant no more than 1,200,000 shares in the form of Full Value Awards after the Effective Date will benefit the Company and its shareholders by allowing the Company to continue to achieve the objectives of the Plan: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the Plan with the interests of the shareholders; (iii) to keep pace with the increase in number of Company employees due to both the Company’s internal growth and outside acquisition activities; and (iv) to aid the Company in its efforts to recruit and retain highly qualified individuals. The Board believes that the grant of awards under the Plan will not result in an unacceptable level of dilution to the interests of public stockholders and that the Company’s financial performance and the resulting performance of the Common Stock indicate that the benefits of the Plan could more than offset any such potential dilution.

We are asking shareholders to approve the Plan in the form included at the end of this proxy statement as Appendix A. Below is a description of the material features of the Plan, as amended and restated. The summary and description do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference. Stockholders are encouraged to read the text of the Plan in its entirety.

Summary Description of the Plan

Purpose

The Plan is designed to promote the long-term growth and profitability of the Company by (i) providing directors and employees with incentives to improve shareholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key employees.

MANAGEMENT PROPOSALS

Types of Awards

The Plan will authorize the grant of (i) incentive stock options, or options to purchase our common stock intended to qualify as incentive stock options, as defined in section 422 of the IRC; (ii) options that do not so qualify, known as nonqualified stock options; (iii) shares of stock at no cost or at a purchase price set by the Compensation Committee, subject to restrictions and conditions determined by the Compensation Committee, referred to in this proxy statement as restricted stock; (iv) unrestricted shares of stock at prices set by the Compensation Committee, referred to in this proxy statement as unrestricted stock; (v) rights to acquire shares of our common stock upon the terms and conditions stated in the Plan, known as restricted stock units (RSUs); (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock appreciation rights; (vii) rights to receive payment in shares of Company stock based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock settled stock appreciation rights (SSARs); (viii) cash based incentive compensation and (ix) performance awards, or awards that can be in the form of incentive and non-qualified stock options, restricted stock, RSUs, stock appreciation rights, SSARs, cash awards and/or unrestricted stock and that are conditioned on the attainment of specified performance measures, referred to in this proxy statement as performance awards.

Shares Subject to the Plan; Limitations

The total number of shares available under the Plan will consist of 1,200,000 shares of the Company’s common stock (subject to adjustment upon certain changes in the capitalization of the Company) all of which may be awarded in the form of Full Value Awards. No covered employee (generally, the Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer) may be granted awards under the Plan with respect to more than 300,000 shares of the Company’s common stock in any calendar year and non-employee directors may not receive awards under the Plan with a fair market value greater than $600,000 in any calendar year. Vesting of awards must take a minimum of one year. Awards may also become fully vested upon a change in control of the Company, disability, death, or retirement on or after age 65.

Eligibility

Employees and non-employee directors of the Company and its affiliates are eligible for awards under the Plan. Participation in the Plan is at the discretion of the Compensation Committee. As of September 19, 2016, approximately 500 individuals participated in the Plan.

Administration

The Plan is administered by the Compensation Committee, which also has the power to delegate responsibility. The Compensation Committee will review the individuals to whom awards will be granted and will determine the terms of each award, subject to the provisions of the Plan.

Terms of Awards

No options may extend for more than ten years from the date of grant (five years in the case of an incentive stock option recipient who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, referred to as greater-than-ten-percent-stockholders). The exercise price of any options granted under the Plan must be at least equal to the fair market value of the Company’s Common Stock on the date of grant (110% of fair market value in the case of incentive stock options of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable by an employee or officer (non-employee directors are not eligible to receive incentive stock options) in any calendar year may not exceed $100,000. The Company cannot reprice previously granted awards without obtaining stockholder approval. In addition, upon the granting by the Compensation Committee of stock appreciation rights or SSARs, all shares underlying the grant of stock appreciation rights or SSARs (not just those shares paid to the executive upon exercise of the stock appreciation right or SSAR) will be unavailable for further grants.

MANAGEMENT PROPOSALS

Incentive stock options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the recipient’s lifetime, only by the recipient. Awards other than incentive stock options may be transferable, with the Compensation Committee’s permission, by gift or domestic relations order to members of the recipient’s family or a trust or other entity established for such family members. Incentive stock options generally may not be exercised after (i) termination of the recipient’s employment by the Company for cause; (ii) ninety days after termination of the recipient’s employment by the Company without cause or by the recipient voluntarily, including retirement in accordance with the Company’s policy; (iii) one year following the recipient’s termination of employment with the Company by reason of disability; and (iv) two years following a recipient’s death if the recipient’s death occurs prior to termination of employment with the Company. The terms and conditions of all other awards, if any, are determined by the Compensation Committee in connection with each grant.

Amendment and Termination

The Board may amend or terminate the Plan or any portion thereof at any time without further approval of the Company’s shareholders unless such amendment would (i) increase the number of shares of stock subject to the Plan; (ii) require shareholder approval under the terms of the Plan; or (iii) require shareholder approval to comply with any tax or regulatory requirement or rule of any national securities exchange upon which the Company’s stock is listed or quoted. The Compensation Committee may make minor or administrative amendments to the Plan and amendments that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. Neither the Plan nor any award made thereunder may be amended in a manner that would materially adversely affect any outstanding award previously made without the approval of the participant.

New Plan Benefits

The specific amounts of benefits payable in the future to participants in the Plan are not fully determinable because the amounts of the grants of such awards have not been established. The Company generally makes an annual grant in September of each year to its eligible employees and makes an annual grant in November of each year to its non-employee directors in connection with the Annual Meeting. The following chart is based on an estimate of the grants awarded in September 2016 to eligible employees and an estimate of the amount to be awarded in November 2016 to non-employee directors. The actual values were not determinable as of September 30, 2016.

Name	Fair Market Value ($)(1)	Restricted Stock Units
Dr. London, Chairman of the Board	934,937	7,980
Mr. Asbury, President and Chief Executive Officer	3,300,397	28,170
Mr. Mengucci, Chief Operating Officer and President, U.S. Operations	1,450,441	12,380
Mr. Mutryn, Executive Vice President, Chief Financial Officer and Treasurer	1,100,132	9,390
Mr. Bradford, Chief Executive, CACI Limited, and President, U.K. Operations	449,894	3,840
Executive Group	7,655,234	65,340
Non-Executive Director Group	1,000,000	10,009
Non-Executive Officer Employee Group	15,130,042	129,140
(1)

Amounts represent the estimated grant date fair value of RSUs awarded in September 2016 in the case of eligible employees or to be awarded in November 2016 in the case of non-employee directors. In the case of grants to eligible employees, the amounts were determined by multiplying the number of units estimated to be awarded at target by the value derived under an initial Monte Carlo Simulation Method as of September 12, 2016. In the case of grants to be awarded to non-employee directors, the dollar value to be granted to each non-employee director was approved by the Compensation Committee on March 16, 2016. The estimated number of units was determined by dividing the dollar value by the closing price of the Company’s common stock as reported on the NYSE on September 12, 2016.

MANAGEMENT PROPOSALS

Federal Income Tax Information With Respect To the Plan

Nonqualified Stock Options

A nonqualified stock option results in no taxable income to the optionee or deduction to the Company at the time of grant. An optionee exercising a non-qualified option will, at that time, realize taxable compensation in the amount of the difference between the then market value of the underlying shares of the Company’s common stock on the exercise date and the option exercise price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in shares relating to non-qualified stock option awards is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction for the Company at the time it is granted or exercised (although the exercise of the option may affect the optionee’s alternative minimum tax consequences as described below). If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however, (a “disqualifying disposition”), then all or part of the optionee’s gain will be taxed as ordinary income, and the Company will be entitled to a deduction, in the year of the disposition, for the amount includible in the optionee’s income as ordinary income. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid.

In connection with the sale of shares covered by incentive stock options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the “disqualifying disposition” of shares by the holder of an incentive stock option within two years after the date of the grant or one year after the exercise of the incentive stock option), subject to certain limitations on the deductibility of compensation paid to executives.

Restricted Stock and Restricted Stock Units

No income will be recognized at the time of grant by the recipient of a restricted stock or restricted stock unit if the award is subject to a substantial risk of forfeiture during the Restricted Period. Generally, at the time the substantial risk of forfeiture terminates with respect to the award, the then fair market value of the stock will constitute ordinary income to the participant. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant.

Cash-based Awards

A participant generally will not recognize taxable income upon the receipt of a cash-based incentive award. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. Subject to the applicable provisions of the Code, the Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to cash-based incentive awards.

Section 162(m)

Any entitlement to a tax deduction on the part of the Company or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly

MANAGEMENT PROPOSALS

held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees,” subject to certain exceptions. The Plan contains provisions which would permit the grant of certain awards that qualify for the “performance-based compensation” exception under Section 162(m) of the Code.

Withholding Taxes

Because the amount of ordinary income the participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and employment taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from the award itself or from other compensation, including salary or bonus, otherwise payable to the participant.

Required Vote

A majority of the votes properly cast on this matter is necessary for the matter to be approved.  Broker non-votes will not be counted as votes cast, but under current NYSE interpretations, abstentions will be counted as votes cast and thus an abstention will have the effect of a vote against the proposal.

The approval of an incentive plan is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on executive compensation without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends a vote FOR the approval of the 2016 Amended and Restated Incentive Compensation Plan.

MANAGEMENT PROPOSALS

Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s accounts for fiscal year 2016. The Audit Committee has appointed Ernst & Young LLP to serve as independent registered public accounting firm to conduct an audit of the Company’s accounts for fiscal year 2017.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

A majority of the votes properly cast on this matter is necessary for the matter to be approved.  Because this is a “routine matter” under NYSE rules, a beneficial owner’s nominee, such as a broker, may vote on the ratification of the Company’s independent registered public accounting firm without instruction from their beneficial owners.  Any broker non-vote will not be treated as a vote cast.  Under current NYSE interpretations, votes to abstain will be counted as votes cast and thus an abstention will have the effect of a vote against the proposal. If the shareholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

CACI Recommendation

The Board recommends that shareholders vote FOR ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

ANNUAL MEETING INFORMATION

Proxy Materials

The proxy materials include:

•	the proxy statement for the Annual Meeting;
•	the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2016, as filed with the SEC on August 24, 2016; and
•	the proxy card or voting instruction form for the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing the proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet in accordance with rules adopted by the SEC. Instead of receiving printed copies of the proxy materials, most shareholders will receive a Notice of Internet Availability of Proxy Materials that will instruct you on to how to access and review all of the proxy materials. Our proxy materials are also available on our Investor Relations website at www.caci.com.

The Notice was first mailed to our shareholders (other than those who previously requested electronic delivery) on October 6, 2016.

If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your election to receive proxy materials by mail or email will remain in effect until you revoke it.

Management Proposals

At the Annual Meeting, shareholders will be asked to:

1.	Elect the ten nominees named in the proxy statement to the Company’s Board of Directors;

2.	Approve on a non-binding, advisory basis the compensation of our named executive officers;

3.	Approve the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan;

4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017; and

5.	Transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

The Board recommends that you vote your shares “FOR” each of the nominees to the Board; “FOR” the approval of our named executive officer’s compensation on a non-binding basis; “FOR” the approval of the CACI International Inc 2016 Incentive Compensation Plan and “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

ANNUAL MEETING INFORMATION

Shareholders Entitled to Vote

All shareholders of record as of the close of business on September 19, 2016 may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of the Record Date, there were 24,371,914 shares of common stock outstanding. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination from November 12, 2016 through November 16, 2016 for any purposed related to the Annual Meeting.

Shareholder of Record or Beneficial Owner

If your shares are registered directly with Computershare, N.A., our transfer agent, then you are the “shareholder of record” of the shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial owner” of the shares. Most of our shareholders are beneficial owners of their shares

There are several distinctions in how shareholders receive information and vote their shares that you should be aware of and we have described such differences in the proxy materials.

Voting at the Annual Meeting

Shareholders of record can receive a ballot and vote when they arrive at the Annual Meeting. Beneficial owners must obtain a legal proxy from the organization that holds your shares prior to voting at the Annual Meeting.

Via the Internet. You may submit a proxy or voting instructions over the Internet by going to www.proxyvote.com.

By Telephone. You may submit a proxy or voting instructions over by telephone by calling 1-800-690-6903 and following the instructions.

By Mail. If you received your proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

Note that shares represented by properly signed and returned proxies will be voted in accordance with their instructions. In the absence of any instructions, properly signed and returned proxies will be voted in accordance with management’s recommendations.

Changing your Vote

You may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•	submitting a new proxy or voting instructions at a later date;
•	providing a written notice of revocation to the Company’s Secretary, if you are a registered shareholder; or
•	attending the Annual Meeting and voting in person after following the voting procedures outlined above.

Note that beneficial owners must follow your nominee’s instructions to revoke your proxy or vote at the Annual Meeting and, for both shareholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

ANNUAL MEETING INFORMATION

Vote Standard

In order to pass, a proposal must receive a majority of votes properly cast for that proposal. Under current NYSE interpretations, abstentions will count as votes cast, but broker non-votes will not count as votes cast.  Brokers and other nominees are permitted under NYSE rules to vote on Proposal 4 without obtaining instructions from their beneficial owners.  However, they are not permitted to vote without instruction regarding either the election of directors or Proposals 2 and 3.

Quorum

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Broker Non-Votes and Abstentions

Broker non-votes occur when a broker is not permitted to vote on a matter because a beneficial owner has not provided instructions. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2017. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting.

Abstentions are considered voting power present at the Annual Meeting and are considered votes cast and thus will be treated as votes against any matter being voted on at the Annual Meeting.

Additional Matters

We are not aware of any other business to be presented at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to shareholders as of September 19, 2016, whether shares are held in “street name” or are “beneficially owned.” In order to be admitted to the Annual Meeting, you must present:

1.	a valid photo identification or other satisfactory proof of identification;

2.

and sufficient proof of ownership or authorization, which may take the form of the proxy card for shareholders of record, a recent brokerage statement or letter from a bank or broker for beneficial owners or a letter from a shareholder certifying your status as an authorized representative.

ANNUAL MEETING INFORMATION

Cameras, including cell phones or other devices with photographic capabilities, and any other video or audio recording devices, are not permitted to be used at the Annual Meeting. Please refrain from use of cell phones at the Annual Meeting as well.

Voting Results

We will announce preliminary voting results at the Annual Meeting and publish final voting results on the Investor Relations section of our website at www.caci.com. We will also disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders at the same address, unless we have previously received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of any of these materials to a shareholder upon written or oral request to: CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: J. William Koegel, Jr., Corporate Secretary, telephone 703-841-7800.

Shareholders who hold shares in street name (as described above) may contact their bank, broker or other nominee record holder to request information about householding.

Solicitation

We will bear the costs of soliciting proxies for the Annual Meeting and have retained Morrow & Co., LLC to assist in soliciting proxies at a fee not to exceed $8,500, plus expenses. We may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies also may be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

Shareholder Proposals for 2017 Annual Meeting

Proposals for the 2017 Proxy Statement: Shareholders may present proposals for inclusion in our proxy statement and for consideration at the 2017 Annual Meeting by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2017 Annual Meeting, the Company’s Secretary must receive the written proposal no later than June 8, 2017. If we hold our 2017 Annual Meeting of Shareholders more than 30 days before or after November 17, 2017, we will disclose the new deadline by which shareholder proposals must be received. In addition, shareholder proposals must also comply with all requirements and regulations of Rule 14a-8 under the Exchange Act.

Proposals for the 2017 Annual Meeting: Shareholders who wish to present a proposal for consideration at the 2017 Annual Meeting, but do not intend for the proposal to be included in our proxy statement, must follow the advanced notice provisions of our By-laws. Our By-laws require that such proposals be delivered to the Company’s Secretary in a timely manner and contain information related to the shareholder and proposal. For a shareholder proposal to be considered timely, the Company’s Secretary must receive the written proposal at no later than June 20, 2017.

Nominations of Director Candidates: Shareholders may propose Board nominees for consideration by our Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to the Company’s Secretary. In addition, shareholders

ANNUAL MEETING INFORMATION

may also nominate directors for election at the 2017 Annual Meeting by giving timely notice under our By-laws, which require notice with the same period as shareholder proposals that are not intended for inclusion in our proxy statement.

Please address all correspondence to:

Corporate Secretary

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

By Order of the Board of Directors

October 6, 2016	J. WILLIAM KOEGEL, JR., Secretary

Appendix A

CACI INTERNATIONAL INC

2016 AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

September 20, 2016

APPENDIX A

CACI INTERNATIONAL INC

2016 AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

1.	Establishment, Purpose and Types of Awards

The CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “Plan”) was originally adopted by the Board of Directors (the “Board”) of CACI International Inc (the “Company”) on August 16, 2006 as the Company’s 2006 Stock Incentive Plan which was approved by the Company’s shareholders on November 16, 2006. The Plan was amended and restated by the Board on August 13, 2008, August 12, 2009 and August 11, 2011, each such amendment and restatement approved by the Company’s shareholders at the Annual Meeting of the Company. The amendments to the Plan incorporated herein shall only apply to Awards granted on or after the Effective Date. Awards granted prior to the Effective Date shall be governed by the terms of the plan in effect prior to the Effective Date and the applicable Award Agreement. The terms of this Plan are not intended to affect the interpretation of the terms of the Plan as they existed prior to the Effective Date.

The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, Performance Awards and Cash Awards, in each case as such term is defined herein, and any combination of the foregoing.

2.	Definitions and Rules of Interpretation

(a)	Definitions. As used in this Plan, the following definitions apply:

“Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Award” means any Option, Stock Award, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Cash Award or any other right, interest or option relating to Stock issued and delivered pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means the consummation of any one of the following events:

i.

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

ii.

at any time during the initial twelve month period following the Effective Date and each successive twelve-month period thereafter, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors as of the Effective Date, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of then Continuing Directors, provided that any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company shall not qualify as a “Continuing Director”);

APPENDIX A

iii.

the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

iv.	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

v.	the approval by the stockholders of a complete liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

“Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be designated by the Board, so long as the members of the Committee are “non-employee directors” pursuant to Rule 16b-3 of the Exchange Act and the “outside directors” pursuant to Section 162(m) of the Code and the Committee is composed of at least two (2) members at all times.

“Committee Delegate” means the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(a)(vii).

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means (i) the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred), (ii) the written determination by a physician selected by the Company that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable substantially to perform each of the material duties of the Participant’s position as an Executive, and that, as of the date of determination, such inability is reasonably expected to continue for one hundred and twenty (120) consecutive days after the date of determination or one hundred and eighty (180) days within any three hundred and sixty five (365) day period, in each case based upon medically available reliable information, or (iii) the Participant’s qualifying for benefits under the Company’s long-term disability coverage, if any.

“Employee” means any employee of the Company or any Affiliate.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

“Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

“Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.

“Grant Date” means the date on which an Award is granted to a Participant.

“Incentive Stock Options” means Stock options that meet the requirements of Section 422 of the Code.

“Non-Employee Director” means a non-employee director within the meaning of Rule 16b-3 of the Exchange Act.

“Nonqualified Stock Options” means Options that do not meet the requirements of Section 422 of the Code.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as the Committee shall determine.

APPENDIX A

“Participant” means any Employee or Non-Director Employee who is granted an Award under the Plan.

“Performance Award” means an Award under Section 10 hereof.

“Performance Measure” means one or more of the following criteria, or such other operating objectives, selected by the Committee to measure performance of the Company, a Subsidiary or an Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Stock; earnings per share of Stock growth; revenue; operating income or profit; net income or profit (either before or after taxes); earnings and/or net income or profit before interest and taxes; earnings and/or net income or profit before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

“Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof

“Plan” means the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan, as amended and restated from time to time.

“Repricing” means any of the following or other action that has the same effect:  (i) lowering the exercise price of a Stock option or Stock Appreciation Right after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling a Stock option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, other equity of the Company or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

“Restricted Stock” and “Restricted Stock Units” means Awards under Section 7.

“Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

“Section 409A” means Section 409A of the Code and all Treasury regulations, guidance, compliance programs, and other interpretative authority issued thereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

“Separation from Service” means separation from service within the meaning of Section 409A.

“Specified Employee” means a specified employee within the meaning of Section 409A(a)(2)(B)(i).

“Stock” means common stock of the Company.

“Stock Award” means an Award in the form of shares of Stock or denominated in units of Stock, including Restricted Stock, Restricted Stock Units and Unrestricted Stock, and excluding Options and Stock Appreciation Rights.

“Stock Appreciation Rights” or “SARs” means Awards under Section 8.

“Subsidiary” and “Subsidiaries” means only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

“Unrestricted Stock” means Awards under Section 9.

APPENDIX A

(b)Rules of Interpretation.  Any reference to “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.	Administration

(a)Authority.  The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.  The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

i.	determine the Participants to whom, and the time or times at which, Awards shall be granted,

ii.	determine the types of Awards to be granted,

iii.	determine the number of shares of Stock to be covered by or used for reference purposes for each Award,

iv.

impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,

v.

subject to the provisions of Section 409A, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Option without the approval of the holders of the Company’s voting securities,

vi.

establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions,

vii.	to the extent permitted by applicable law, delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company,

viii.

subject to the provisions of Section 4(c) and to the provisions of Section 409A, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and

ix.	establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.

The Committee shall have full power and authority to administer, interpret, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any Award or make any other determination and take any other action that it determines in its sole discretion to be necessary for the administration of this Plan or any Award and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(b)Indemnification.  To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder and the Company shall indemnify and hold harmless each member of the Board, each member of the Committee and any Committee Delegate against any liability, obligation, cost or expense incurred by that person arising out of any act or omission to act in connection with the Plan or any Award if he or she acted in good faith and in a manner reasonably believed to be in or not opposed

APPENDIX A

to the best interest of the Company. Such indemnification shall be in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and By-laws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

(c)Effect of Committee’s Decision.  All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.	Stock Available Under the Plan; Maximum Awards

(a)Stock Available Under the Plan. Subject to adjustments as provided in Section 14 of the Plan, the Stock that may be delivered or purchased with respect to Awards granted under the Plan on or after the Effective Date, including with respect to Incentive Stock Options, shall not exceed an aggregate of one million two hundred thousand (1,200,000) shares of Stock, plus shares of Stock subject to any previously issued awards to the extent any such award, or portion of an award becomes available for future grants pursuant to Section 4(b) of the Plan. The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 14 of the Plan.

(b)Shares Available for Future Grants. If any Award, or portion of an Award, issued under the Plan expires, terminates unexercised, becomes unexercisable, is forfeited, terminated, surrendered or canceled without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or other consideration or settled in cash, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. In the case of a Stock Appreciation Right, the difference between the number of shares of Stock covered by the exercised portion of the SAR and the number of shares of Stock actually delivered upon exercise shall not be restored or available for future issuance under the Plan.

(c)Source of Stock. Stock available under the Plan may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, and/or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 21, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act of 1933, as amended, shall be effective with respect to the shares of Stock issued under the Plan.

(d)Maximum Awards. The maximum number of shares of Stock subject to Awards that may be granted during any one calendar year to any Participant shall be limited to three hundred thousand (300,000).  To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted. Notwithstanding the foregoing, Non-Employee Directors may not be granted Awards during any one calendar year that would exceed a Fair Market Value of six hundred thousand dollars ($600,000).

(e)Limitation on Full Value Awards. In no event shall the Committee on or after the Effective Date grant Stock Awards of more than one million two hundred thousand (1,200,000) shares of Stock under the Plan.  Shares of Stock subject to a Restricted Stock or Restricted Stock Unit Award which are forfeited by and/or not issued to the Participant as a result of full or partial forfeiture of the Award shall not count towards the limit in the preceding sentence.

(f)Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company, a Subsidiary or an Affiliate or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 4(a) and 4(c), provided that said additional shares shall not exceed five hundred thousand (500,000) in the aggregate over the term of the Plan.

APPENDIX A

5.	Participation

Participation in the Plan shall be open to all Employees and Non-Employee Directors as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to Employees.

Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, Awards of Options shall be subject to the following terms and conditions:

(a)Grant of Option.  The grant of an Option shall be evidenced by a Grant Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the Option evidenced thereby, the exercise price and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

(b)Exercise Price.  The price per share payable upon the exercise of each Option shall be determined by the Committee but shall be no less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

(c)Payment.  Options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made.

Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe.  The Fair Market Value of Stock delivered on exercise of Options shall be determined as of the date of exercise.

The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to:  (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

(d)Term of Options.  The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten (10) years from the date it is granted.  Prior to the exercise of the stock option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.

(e)Restrictions on Incentive Stock Options.  Incentive Stock Option Awards granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

i.	Grant Date. An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s stockholders.

ii.

Exercise Price and Term.  The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the stock option is granted and the term of the stock option shall not exceed ten (10) years.  Also, the exercise price of any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such stock option shall not exceed five (5) years.

APPENDIX A

iii.

Maximum Grant.  The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed one hundred thousand dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code.  To the extent that such aggregate Fair Market Value shall exceed one hundred thousand dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options.  In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

iv.	Participant. Incentive Stock Options shall only be issued to Employees.

v.	Designation. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

vi.

Stockholder Approval.  No Option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

(f)Other Terms and Conditions.  Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Restricted Stock and Restricted Stock Units

(a)In General.  Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines.  Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

(b)Vesting Conditions and Other Restrictions.  Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award.  With respect to Awards of Restricted Stock and Restricted Stock Units, the vesting schedule must be, at a minimum one year. Notwithstanding the forgoing limitation, such Award may provide for full vesting upon death, Disability, retirement (on or after age 65) or a termination of employment or service following a Change in Control.

(c)Stock Issuance and Stockholder Rights.

i.

Restricted Stock.  Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, in the Participant’s name at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse.  Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the Participant will be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor.  Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the Participant shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock.  The Committee, in its discretion, may provide in the Grant Agreement that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

ii.

Restricted Stock Units.  Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, and/or Stock shall be registered, in the Participant’s name upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award.  The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock and/or the registration of the Stock.  An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, and an Award may be settled in cash or Stock, all as

APPENDIX A

determined by the Committee and set forth in the Grant Agreement.  Unless otherwise determined by the Committee with respect to a particular Award (and set forth in the Grant Agreement), each outstanding Restricted Stock Unit that is entitled to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding shall accrue such dividend and distribution equivalents, deferred as equivalent amounts of additional Restricted Stock Units, and such amounts shall be paid only when and if the Restricted Stock Unit (on which such dividend and distribution equivalents were accrued) vests and becomes payable.  If the Committee determines to provide for the current payment of dividend equivalents and distributions with respect to Stock subject to the Award, the terms and conditions of such payment shall be set forth in the Grant Agreement and shall be structured in compliance with Section 409A. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend and distribution equivalents shall be forfeited.  Unless a Participant has elected to defer amounts payable or distributable with respect to the Award pursuant to Section 7(e), amounts payable or distributable (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after the Participant’s rights to such payments vest.  In the event the Award provides for partial vesting over multiple years, amounts payable or distributable with respect to the Award (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after vesting occurs.

(d)Restricted Stock Units Granted to Non-Employee Directors.

i.	Grant of Restricted Stock Units.

1.

Each Non-Employee Director upon his or her initial election to the Board by the stockholders of the Company shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee.  Such award shall be made within thirty-one (31) days after the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair Market Value of the Stock as of such date.

2.

Upon subsequent election to the Board by the stockholders of the Company, each Non-Employee Director shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee. Such award shall be made on the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair market Value of the Stock as of such date.

3.

The Company shall grant Restricted Stock Units to each Non-Employee Director in whole Units.  No fractional RSU will be granted. Instead, the amount of RSUs granted to the Non-Employee Director will be rounded up to the next whole number.

ii.

Acceleration.  Each Award granted pursuant to this Section 7(d) shall include a provision accelerating the vesting of each Restricted Stock Unit included in the Award in the event of death, disability (within the meaning of Section 409A(a)(2)(C)) or a Change of Control of the Company.

iii.

Limited to Non-Employee Directors. The provisions of this Section 7(d) shall apply only to Awards of Restricted Stock Units granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Restricted Stock Unit issued under this Plan to a Participant who is not a Non-Employee Director of the Company. To the extent and consistent with the provisions of any other Section of this Plan, the provisions of this Section 7(d) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Restricted Stock Units granted or to be granted to Non-Employee Directors under this Plan.

(e)Election to Defer.

i.

With respect to Awards of Restricted Stock Units earned on or after January 1, 2009, each Participant (including Non-Employee Directors) may voluntarily elect to defer all or a portion (in increments of 25%) of the amount payable or distributable with respect to the Award. Subject to Section 26, each Deferral Agreement may specify (1) that the Restricted Stock Units will be deferred until the day that is thirty (30) days after the date of the Participant’s Separation from Service, or (2) a specified distribution

APPENDIX A

date. A specified distribution date shall be expressed as a number of whole years, not less than three, following the Grant Date. The date selected for payment of the Restricted Stock Units shall be irrevocable.

ii.

The election by a Participant to defer amounts payable or distributable with respect to Restricted Stock Units shall be made in compliance with the provisions of Section 409A and in accordance with the terms and conditions specified in the Award.

8.	Stock Appreciation Rights

(a)Award of Stock Appreciation Rights.  Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights (“SARs”) to Participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines.  SARs granted in tandem with or in addition to a stock option may be granted at the same time as the stock option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the Participant.  SARs shall be evidenced by Grant Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee.  In no event shall a SAR be exercisable more than ten (10) years from the date it is granted.  The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.

(b)Restrictions of Tandem SARs.  No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option.  SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable.  The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

(c)Amount of Payment upon Exercise of SARs.  A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the exercise date over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised.  The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Stock on the Grant Date.  In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).

(d)Form of Payment upon Exercise of SARs.  Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date.  The amount equivalent in value to any fractional share will be paid out currently in cash.

9.	Unrestricted Stock

(a)Grant or Sale of Unrestricted Stock. Subject to the limitations contained in Section 4, the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10.	Performance Awards

(a)In General. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards to such Participants upon achievement of such targets for Performance Measures during a Performance Period.  The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards.  Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

APPENDIX A

(b)Covered Employee Targets.  In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied.  The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain.  In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.

(c)Nonexclusive Provision. Notwithstanding this Section 11, the Committee may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance measures other than the Performance Measures and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Subsection (b) above.

11.	Cash Awards

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee; provided, however, that any Cash Award, or portion thereof, that would cause the total compensation paid to a Participant who is a Covered Employee in a given taxable year to exceed $1,000,000 shall be made as a Performance Award, in accordance with Section 10 hereof.

12.	Tax Withholding

(a)Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)Payment in Shares. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any applicable taxes from any payment of any kind otherwise due to the Participant and withhold, at the time of delivery or exercise of any Award or vesting of shared under such Awards, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If shares are used to satisfy such withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

(c)Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

13.	Transferability

No Option, SAR or other unvested Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Grant Agreement or otherwise, any Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling,

APPENDIX A

niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the Participant and/or Family Members, or (iii) a trust in which the Participant and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

14.	Adjustments; Business Combinations

(a)Adjustments.  In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.

(b)Change in Control.  In the event of a Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A and subject to the limitations of Section 4(c):  (i) acceleration or change of the exercise and/or expiration dates of any vested or non-vested Award to require that exercise be made, if at all, prior to the Change in Control; (ii) the cancellation of any vested or non-vested Award upon payment to the holder of the fair value of the Award, as determined by the Committee (which shall not exceed the Fair Market Value of the Stock subject to such Award as of the date of cancellation, less the aggregate exercise price, if any, of the Award and in the event the Fair Market Value of an Option is below the aggregate exercise price, the Committee shall assign no value to the Award); and (iii) in any case where equity securities of another entity are delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity continue or assume such Awards or replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

Except as provided above, no Grant Agreement shall be issued that will provide for automatic vesting upon a Change in Control, other than, in the discretion of the Committee, accelerated vesting in the event of a termination of employment following a Change in Control under such circumstances as the Committee deems appropriate.

(c)Dissolution and Liquidation.  In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A, each Participant shall have the right to exercise his or her vested, outstanding stock options and Stock Appreciation Rights and to require delivery of Stock certificates, and/or registration in Participant’s name of the Stock, under any vested, outstanding Restricted Stock Unit Awards, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.

(d)Other Adjustments.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 14) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

15.	Termination and Amendment

(a)Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan).

APPENDIX A

(b)Amendments by the Committee.  The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.  The Committee may amend any outstanding Award in any manner as provided in Section 3 and to the extent that the Committee would have had the authority to make such Award as so amended.

(c)Approval of Participants. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the Participant.

16.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate an employee at any time.

17.	Termination of Employment

For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and its Affiliates shall not be considered a termination of employment.  Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

18.	Written Agreement

Each Grant Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

19.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

20.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.	Compliance with Securities Law

Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S.  The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions.  Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

22.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. With respect to any transfer or payment not yet made

APPENDIX A

to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.

23.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of Awards otherwise than under the Plan.

24.	No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of such action.

25.	Notice

Any notice to the Company required by any of the provisions of the Plan shall be in writing and shall be addressed to the Secretary of the Company, and shall become effective when it is received by the Secretary of the Company.

26.	Section 409A Compliance

The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “nonqualified deferred compensation” (within the meaning of Section 409A ) payable to an Employee or Non-Employee Director shall be paid earlier than the earliest date permitted under Section 409A, and all deferral elections shall be made in accordance with the provisions of Section 409A. To the extent that an Award is subject to the provisions of Section 409A, the provisions of the Plan relating to such Awards, including all deferral elections and distributions thereunder, are intended to comply with the provisions of Section 409A and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding any contrary provision in this Plan or any Grant Agreement, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the Plan to a Specified Employee as a result of his or her Separation from Service (other than a payment that is not subject to Section 409A) shall be delayed and paid on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death of the Specified Employee). Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Grant Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation upon or following a termination of employment or service, unless such termination is also a Separation from Service.

27.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware.

APPENDIX A

28.	Effective Date; Termination Date

(a)The Plan, as amended and restated herein, is effective as of the Effective Date, subject to the approval of the stockholders of the Company within twelve (12) months of the Effective Date. Any Award granted under the Plan after the Effective Date, and prior to such stockholder approval, shall be subject to such stockholder approval, if such Award could not have been granted under the Plan as in effect immediately prior to the Effective Date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)The foregoing CACI International Inc 2016 Amended and Restated Incentive Compensation Plan was duly adopted and approved by the Board on September 20, 2016 and approved by the stockholders of the Company on November 17, 2016 (the “Effective Date”).

CACI INTERNATIONAL INC
ATTN: Megan Luck
1100 N. GLEBE ROAD
ARLINGTON, VA 22201

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors

Nominees	For	Against	Abstain
1A Kenneth Asbury	☐	☐	☐
1B Michael A. Daniels	☐	☐	☐
1C James S. Gilmore, III	☐	☐	☐
1D William L. Jews	☐	☐	☐
1E Gregory G. Johnson	☐	☐	☐
1F J. Phillip London	☐	☐	☐
1G James L. Pavitt	☐	☐	☐
1H Warren R. Phillips	☐	☐	☐
1I Charles P. Revoile	☐	☐	☐
1J William S. Wallace	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.	For	Against	Abstain
2. Advisory approval of the Company's executive compensation.	☐	☐	☐
3. Approval of the Company's 2016 Amended and Restated Incentive Compensation Plan.	☐	☐	☐
4. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000300688_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

CACI INTERNATIONAL INC
PROXY FOR
NOVEMBER 17, 2016
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of CACI International Inc to be held at Tysons Corner Marriott, 8028 Leesburg Pike, Tysons Corner, VA, 22182 on November 17, 2016 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL TEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2-4 ON THE REVERSE SIDE.

0000300688_2 R1.0.1.25

Continued and to be signed on reverse side

                                                                         BE VOTED "FOR" THE ELECTION OF ALL TEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2-3 ON THE REVERSE SIDE. Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc. Co